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                            STOCK PURCHASE AGREEMENT


                                      among


                            THE KROLL-O'GARA COMPANY,


                        THE KROLL-O'GARA CANADA COMPANY,

                             KROLL ASSOCIATES, INC.

                                       and

                               THE SHAREHOLDERS OF

                    LINDQUIST AVEY MACDONALD BASKERVILLE INC.

                                       and

                               U.S. HOLDING, INC.



                            Dated as of June 1, 1998



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                                TABLE OF CONTENTS

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ARTICLE I        Certain Definitions..............................................  1

ARTICLE II       Purchase and Sale................................................  6
         2.1     Purchase and Sale of U.S. Holding Shares.........................  6
         2.2     Purchase and Sale of Company Shares..............................  7

ARTICLE III      Closing..........................................................  8
         3.1     Closing Date.....................................................  8
         3.2     Certain Actions at Closing.......................................  8

ARTICLE IV       Representations and Warranties of the Sellers...................  10
         4.1     Organization and Good Standing..................................  10
         4.2     Capitalization................................................... 10
         4.3     Authorization.................................................... 11
         4.4     No Conflicts..................................................... 11
         4.5     Financial Statements; Undisclosed Liabilities; Receivables....... 12
         4.6     Taxes............................................................ 12
         4.7     Title to Properties; Absence of Encumbrances..................... 14
         4.8     Intellectual Property............................................ 15
         4.9     Contracts and Agreements......................................... 15
         4.10    Insurance........................................................ 17
         4.11    Litigation....................................................... 17
         4.12    Condition and Sufficiency of Assets.............................. 18
         4.13    Compliance with Law.............................................. 18
         4.14    Employees........................................................ 19
         4.15    Employee Benefit Plans........................................... 20
         4.16    Environmental Matters............................................ 21
         4.17    Bank Accounts and Powers of Attorney............................. 22
         4.18    Absence of Certain Changes....................................... 22
         4.19    Books and Records................................................ 24
         4.20    Transactions with Related Parties................................ 25
         4.21    Customer Relationships........................................... 25
         4.22    Absence of Certain Business Practices............................ 25
         4.23    No Broker or Finder.............................................. 25
         4.24    Restrictions on Business Activities.............................. 26
         4.25    Disclosure....................................................... 26
         4.26    United States Securities Laws.................................... 26
         4.27    Residency........................................................ 28
         4.28    BPLA............................................................. 28

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ARTICLE V        Representations and Warranties of TKOG and the Buyers............ 29
         5.1     Organization and Good Standing................................... 29
         5.2     Capitalization................................................... 30
         5.3     Ownership of Shares.............................................. 30
         5.4     Authorization.................................................... 30
         5.5     No Conflicts..................................................... 31
         5.6     SEC Filings...................................................... 31
         5.7     Litigation....................................................... 31
         5.8     Residency........................................................ 31
         5.9     Brokers and Finders.............................................. 31
         5.10    Creditors of the Company......................................... 31

ARTICLE VI       Covenants of the Sellers......................................... 32
         6.1     Normal Course.................................................... 32
         6.2     Conduct of Business.............................................. 32
         6.3     Certain Filings.................................................. 34
         6.4     Consents and Approvals........................................... 34
         6.5     Efforts to Satisfy Conditions.................................... 34
         6.6     Resignation of Directors......................................... 35
         6.7     Further Assurances............................................... 35
         6.8     Notification of Certain Matters.................................. 35
         6.9     Transition Period................................................ 35
         6.10    Distributions to Sellers......................................... 35
         6.11    Holdco Guaranties................................................ 37
         6.12    Investor Suitability Questionnaire and Representation Letter..... 38
         6.13    Section 116 Clearance Certification.............................. 38

ARTICLE VII      Covenants of TKOG and the Buyers................................. 38
         7.1     Certain Filings.................................................. 38
         7.2     Efforts to Satisfy Conditions.................................... 38
         7.3     Further Assurances............................................... 38
         7.4     Notification of Certain Matters.................................. 39
         7.5     Registration..................................................... 39
         7.6     Employee Benefits................................................ 40
         7.7     Filing Tax Returns............................................... 41
         7.8     Limitation on Fundamental Changes................................ 41
         7.9     Limitation on Relief from Shareholders and Former Shareholders... 41
         7.10    Limitation of Unlimited Liability Company........................ 41

ARTICLE VIII     Certain Other Agreements......................................... 41
         8.1     Notes and Accounts Receivable.................................... 41
         8.2     Corporate Actions Required in Connection with Canadian Buyer..... 45
         8.3     Post-Closing Adjustments......................................... 46
         8.4     Irrevocable Appointment of Agent................................. 48

ARTICLE IX       Conditions Precedent to Obligations of TKOG and the Buyers....... 49
         9.1     Representations and Warranties................................... 49
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         9.2     Compliance with Covenants .....................................49
         9.3     Lack of Adverse Change........................................ 49
         9.4     Update Certificate ............................................49
         9.5     Legal Opinion .................................................49
         9.6     Regulatory Approvals ..........................................49
         9.7     Consents of Third Parties to Contracts ........................50
         9.8     No Litigation .................................................50
         9.9     No Violation of Orders ........................................50
         9.10    Employment Agreements .........................................50
         9.11    401(k) Plan ...................................................50
         9.12    Amalgamation Order............................................ 50
         9.13    Other Closing Matters .........................................50

ARTICLE X        Conditions Precedent to Obligations of the Sellers ............51
         10.1    Representations and Warranties ................................51
         10.2    Compliance with Covenants .....................................51
         10.3    Update Certificate ............................................51
         10.4    Legal Opinion .................................................51
         10.5    Regulatory Approvals ..........................................51
         10.6    Consents of Third Parties to Contracts ........................52
         10.7    No Litigation .................................................52
         10.8    No Violation of Orders ........................................52
         10.9    Other Agreements ..............................................52
         10.10   Other Closing Matters .........................................52

ARTICLE XI       Termination of Agreement ......................................53
         11.1    Mutual Consent ................................................53
         11.2    Transaction Date ..............................................53

ARTICLE XII      Indemnification ...............................................53
         12.1    Survival of Representations, Warranties and Covenants .........53
         12.2    Indemnification by the Sellers ................................54
         12.3    Indemnification by TKOG and the Buyers ........................56
         12.4    Assumption of Defense .........................................57
         12.5    Non-Assumption of Defense .....................................58
         12.6    Indemnified Party's Cooperation as to Proceedings .............58
         12.7    Limitation on Losses ..........................................59

ARTICLE XIII     Miscellaneous .................................................59
         13.1    Expenses ......................................................59
         13.2    Non-Solicitation.............................................. 60
         13.3    Entirety of Agreement......................................... 60
         13.4    Notices....................................................... 60
         13.5    Amendment..................................................... 60
         13.6    Waiver........................................................ 60
         13.7    Counterparts.................................................. 61
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         13.8    Assignment; Binding Nature; No Beneficiaries..................... 61
         13.9    Headings......................................................... 61
         13.10   Governing Law; Consent to Jurisdiction........................... 61
         13.11   Construction..................................................... 61
         13.12   Negotiated Agreement............................................. 62
         13.13   Public Announcements............................................. 62
         13.14   Remedies Cumulative.............................................. 62

Schedules

         IV      Disclosure Schedule

Exhibits

         A       Description of rights, privileges, restrictions and
                 conditions of terms of Canadian Buyer Shares
         B-1     List of Sellers to be employed by the Company
         B-2     Form of Employment Agreement
         C       Form of Offering Letter
         D       Voting, Exchange and Support Trust Agreement
         E       List of New Directors
         F       Legal Opinion of Sellers' Counsel
         G-1     Legal Opinion of Buyer's United States Counsel
         G-2     Legal Opinion of Buyer's Canadian Counsel
         H       Form of Guaranty
         I       Investor Suitability Questionnaire and Representation Letter
         J       Exchange Put Right Agreement
         K       Form of May 31 Bonus Notes
         L       Form of May 31 Dividend Notes

Annexes

         A               List of names and addresses of Sellers

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                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 1, 1998, by and among The Kroll-O'Gara Company, an Ohio corporation ("TKOG"), The Kroll-O'Gara Canada Company, a Nova Scotia unlimited liability company ("Canadian Buyer"), Kroll Associates, Inc., a Delaware corporation ("U.S. Buyer" and, together with Canadian Buyer, the "Buyers"), and the individuals listed on ANNEX A hereto (such persons being herein referred to individually as a "Seller" and collectively as "Sellers").

                                    RECITALS

         WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of Lindquist Avey Macdonald Baskerville, Inc., a corporation continued and amalgamated under the laws of Canada (the "Company"); and

         WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of U.S. Holding, Inc., a Delaware corporation ("U.S. Holding"); and

         WHEREAS, Canadian Buyer and U.S. Buyer desire to acquire all of the issued and outstanding capital stock of the Company and U.S. Holding, respectively, and the Sellers desire to sell the same, on the terms and conditions hereinafter contained.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         "Accounts Receivables List" has the meaning set forth in Section
8.1(b).

         "Account Trustee" has the meaning set forth in Section 8.1(h).

         "Act" means the United States Securities Act of 1933, as amended.

         "Affiliated Person(s)" has the meaning set forth in Section 4.20.

         "Agent" means Tedd Avey or his successor appointed pursuant to Section 8.4.

         "Agreement" has the meaning set forth in the preamble to this Agreement.

         "Audit Report" has the meaning set forth in Section 8.3(c).





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         "Amalco" has the meaning set forth in Section 8.2(c)(iii).

         "Amalgamation" has the meaning set forth in Section 8.2(c)(iii).

         "Amalgamation Order" has the meaning set forth in Section 8.2(b).

         "Balance Sheet" means the balance sheet of the Company and the Company Subsidiaries on a consolidated basis as of January 31, 1998.

         "BPLA" means Buchler Phillips Lindquist Avey Ltd., a company incorporated under the laws of England.

         "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in Toronto, Canada, Cincinnati, Ohio or New York, New York.

         "Buyer Share Conditions" has the meaning set forth in Section 5.3.

         "Buyer's Accounts Receivable" has the meaning set forth in Section 8.1(b).

         "Canadian Buyer" has the meaning set forth in the preamble to this Agreement.

         "Canadian Buyer Shares" means the exchangeable shares in the capital of Canadian Buyer having substantially the rights, privileges, restrictions and conditions set forth on EXHIBIT A attached hereto.

         "Cap" has the meaning set forth in Section 12.2.

         "Cash Purchase Price" has the meaning set forth in Section 2.2(b).

         "Closing" has the meaning set forth in Article III.

         "Closing Audit" has the meaning set forth in Section 8.3(b).

         "Closing Audit WIP" has the meaning set forth in Section 12.2(d)(i).

         "Closing Date" has the meaning set forth in Article III.

         "Code" has the meaning set forth in Section 4.6(c)(ix).

         "Common Stock" has the meaning set forth in Section 5.2.

         "Company" has the meaning set forth in the recitals.

         "Company Shares" has the meaning set forth in Section 4.2(a).







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         "Company Subsidiary" means U.S. Holding and any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote in the election of directors or managers thereof is owned or controlled, directly or indirectly, by the Company or U.S. Holding.

         "Contracts" has the meaning set forth in Section 4.9.

         "Corporate Event" has the meaning set forth in Section 3.2(c).

         "Designated Sellers" means Tedd Avey, Robert Macdonald, Ted Baskerville and Michael Beber.

         "Disclosure Schedule" means the disclosure schedule accompanying this Agreement.

         "Dollars" or "$" means Canadian dollars, unless otherwise specified.

         "Employee Benefit Plan(s)" has the meaning set forth in Section
4.15(a).

         "Employment Agreements" means the employment agreements between the Company or the Company Subsidiary, on the one hand, and the Sellers, on the other hand, listed on EXHIBIT B-1, in substantially the form attached hereto as EXHIBIT B-2.

         "Encumbrance" means any lien, pledge, mortgage, security interest, charge, restriction, adverse claim or other encumbrance of any kind or nature whatsoever.

         "Environmental Law" has the meaning set forth in Section 4.16(e)(i).

         "ERISA" has the meaning set forth in Section 4.15(c).

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Exchangeable Shares" has the meaning set forth in Section 8.2(c).

         "Exchange Put Right" has the meaning set forth in the Exchange Put Right Agreement.

         "Exchange Put Right Agreement" means the Exchange Put Right Agreement between TKOG and each of the Sellers set forth on the signature pages thereto, in substantially the form attached as EXHIBIT J.

         "Final May 31, 1998 Financial Statements" has the meaning set forth in
Section 8.3(d).

         "Financial Statements" means the balance sheet and statement of earnings and shareholders' equity of the Company and the Company Subsidiaries, on a consolidated basis, as of,





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and for the fiscal year ended, January 31, 1998 and for each of the fiscal years
1995 through 1997.

         "Form 10-K" and "Form 10-Q" have respective meanings set forth in
Section 4.26(b).

         "GAAP" means Canadian generally accepted accounting principles, consistently applied.

         "Guaranty" has the meaning set forth in Section 6.11.

         "Hazardous Material" has the meaning set forth in Section 4.16(e)(ii).

         "Holdco" has the meaning set forth in Section 8.2(c)(i).

         "Indemnification Obligations" means the indemnification obligations of the Sellers or the Buyers and TKOG under Article XII.

         "Intellectual Property" means all patents and patent applications, all trademarks, trade names, business names, brand names, service marks and copyrights, all applications for registration of such trademarks, trade names, business names, brand names, service marks and copyrights, all common law trade names and all common law or statutory trade secrets, including know-how, inventions, designs, processes and computer programs (including source codes).

         "Knowledge," with respect to a particular Person, means the actual knowledge, after due and diligent inquiry (except as specifically set forth in Sections 4.16(b) and 4.16(c)), of, in the case of an individual, such Person or, in the case of a corporation, the directors of such Person and, notwithstanding the foregoing, "Knowledge of the Company" means the actual knowledge after due and diligent inquiry (except as specifically set forth in Sections (4.16(b), 4.16(c) and 4.28), of Michael Bass, the Controller of the Company, Robert Macdonald, the Chairman of the Company and each of Tedd Avey, Ted Baskerville, Michael Beber or Farley Cohen, the members of the Executive Committee of the Company.

         "LAMB U.S." means Lindquist Avey MacDonald Baskerville, Inc., a Texas corporation.

         "Licenses" has the meaning set forth in Section 4.13(b).

         "Loss(es)", in respect of any matter, means any loss, liability, cost, expense, judgment, settlement or damage arising, directly or indirectly, as a result of or in connection with such matter, including reasonable attorneys', consultants' and other advisors' fees and expenses, reasonable costs of investigating or defending any claim, action, suit or proceeding or of avoiding the same or the imposition of any judgment or settlement and reasonable costs of enforcing any Indemnification Obligations.

         "Market Value" means $U.S. 17.0656 per share of Common Stock.

         "Material Adverse Effect" means any material adverse effect on the business,




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operations, assets, condition (financial or otherwise), liabilities, or results of operations of the Company and the Company Subsidiaries.

         "Material Development Condition" has the meaning set forth in Section 7.5(b).

         "May 31, 1998 Financial Statements" has the meaning set forth in
Section 8.3(a).

         "Notes" has the meaning set forth in Section 8.1(a).

         "NS Act" means the Companies Act (Nova Scotia).

         "Permitted Encumbrances" has the meaning set forth in Section  4.7(c).

         "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

         "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date.

         "Purchase Price" has the meaning set forth in Section 2.2(b).

         "Registration Statement" has the meaning set forth in Section 4.26(b).

         "Resale Registration Statement" has the meaning set forth in Section 7.5(a).

         "Returns" has the meaning set forth in Section 4.6(a).

         "SEC" means the United States Securities and Exchange Commission.

         "Seller Percentage" means, as to each Seller, the percentage of the Class A Company Shares owned by such Seller (expressed as a percentage of the total number of Class A Company Shares issued and outstanding) and set forth on the signature page hereto executed by such Seller.

         "Sellers' Accounts Receivables" has the meaning set forth in Section 8.1(b).

         "Shareholder Loans" means the indebtedness of the Company to each Seller in the principal amounts set forth on the signature page hereto executed by such Seller.

         "Stock Purchase Price" has the meaning set forth in Section 2.2(b).

         "Tax(es)" means all federal, provincial, local, foreign and other taxes, assessments or other governmental charges, including without limitation, income, estimated income, gross





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receipts, business, capital, occupation, franchise, property, value added, goods and services, sales, use, transfer, excise, employment, payroll and withholding taxes, including interest, penalties and additions in connection therewith.

         "Threshold WIP" has the meaning set forth in Section 12.2(d)(ii).

         "Trust Accounts" has the meaning set forth in Section 8.1(f).

         "Trustee" means the trustee appointed pursuant to the Voting, Exchange Trust and Support Agreement.

         "United States" or "U.S." means the United States of America.

         "U.S. Buyer" has the meaning set forth in the preamble to this Agreement.

         "U.S. Holding" has the meaning set forth in the recitals.

         "U.S. Holding Shares" has the meaning set forth in Section 4.2(d).

         "Voting, Exchange and Support Trust Agreement" means the Voting, Exchange and Support Trust Agreement among TKOG, Canadian Buyer and Trustee in substantially the form attached hereto as EXHIBIT D to be entered into by TKOG, Canadian Buyer and Trustee at the Closing.

         "WIP Shortfall" has the meaning set forth in Section 12.2(d)(ii).

         "WIP Termination Date" has the meaning set forth in Section 12.2(d)(i).


                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 PURCHASE AND SALE OF U.S. HOLDING SHARES. (a) Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and warranties of each other contained in this Agreement or made pursuant hereto, each Seller will sell, assign, transfer and deliver to U.S. Buyer, and U.S. Buyer will purchase from such Seller, the number of U.S. Holding Shares owned by such Seller set forth on the signature page hereto executed by such Seller, free and clear of all Encumbrances.

         (b) In consideration of the aforesaid sale, assignment, transfer and delivery of the U.S. Holding Shares at the Closing, U.S. Buyer will pay or cause to be paid to the Sellers an aggregate of $U.S. 900,000, in cash (the "U.S. Cash Purchase Price").

         2.2 PURCHASE AND SALE OF COMPANY SHARES. (a) Subject to and upon the terms and conditions hereinafter set forth, at the Closing, and in reliance upon the representations and






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warranties of each other contained in this Agreement or made pursuant hereto, each Seller will sell, assign, transfer and deliver to Canadian Buyer, and Canadian Buyer will purchase from such Seller, the number of Company Shares owned by such Seller set forth on the signature page hereto executed by such Seller, free and clear of all Encumbrances.

         (b) Upon the terms and conditions hereinafter set forth, in consideration of the aforesaid sale, assignment, transfer and delivery of the Company Shares at the Closing, Canadian Buyer will pay or cause to be paid to the Sellers: (i) an aggregate of $U.S. 3,850,000 in cash (the "Canadian Cash Purchase Price" and, together with the U.S. Cash Purchase Price, the "Cash Purchase Price"), subject to conversion into Canadian dollars as set forth in the last sentence of this Section 2.2(b), such Canadian Cash Purchase Price to be paid to the Sellers pro rata in accordance with the Seller Percentages; (ii) an aggregate number of Canadian Buyer Shares equal to the quotient of $U.S. 4,750,000 divided by the Market Value (the "Stock Purchase Price"), such Stock Purchase Price to be paid to the Sellers pro rata in accordance with the Seller Percentages; and (iii) the Exchange Put Right as set forth in the Exchange Put Right Agreement (the "Exchange Put Right" and, together with the Stock Purchase Price and the Cash Purchase Price, the "Purchase Price"). Canadian Buyer will not issue fractional shares. Numbers will be calculated to the nearest whole number of one share (with 0.5 being rounded to 1.0). The Canadian Cash Purchase Price shall be paid in Canadian dollars based on the average noon buying rate for cable transfers in New York for the exchange of U.S. dollars into Canadian dollars, as certified by the Federal Reserve Bank of New York, for the five Business Days ending on the Business Day which is four Business Days prior to the Closing Date.

         (c) Should the average closing price of the Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the five Business Days ending on the Business Day which is four Business Days prior to the Closing Date be less than the Market Value, the Purchase Price shall be adjusted so that the Sellers receive, pro rata in accordance with the Seller Percentages, a Purchase Price equal to $U.S.9,500,000, in the aggregate and subject, in all cases, to the method of converting U.S. dollars into Canadian dollars as set forth in the last sentence of Section 2.2(b). Such additional consideration shall be paid, at the sole option of Canadian Buyer, in either cash, Canadian Buyer Shares or a combination of cash and Canadian Buyer Shares. For purposes of this Section 2.2(c), the value of Canadian Buyer Shares shall be equal to the average closing price of the Common Stock on the Nasdaq National Market as reported in The Wall Street Journal for the five Business Days ending on the Business Day which is four Business Days prior to the Closing Date.

         (d) Canadian Buyer shall join in any election made by any Seller under subsection 85(1) of the Income Tax Act (Canada) in respect of the purchase and sale of shares provided for in this Section 2.2 so that such Seller's proceeds of disposition of the Company Shares shall be such amount as such Seller determines, subject to the several limitations of said section 85. Such election shall be made in the manner and in the time provided by said section 85.







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                                   ARTICLE III

                                     CLOSING

         3.1 CLOSING DATE. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles IX and X, the closing of the transactions contemplated hereby (the "Closing") shall be held on June 15, 1998, at 10:00 a.m., prevailing local time, at the offices of Kramer, Levin, Naftalis & Frankel, or at such other time or other place as may be agreed to in writing, by the Buyers and the Sellers. The date on which the Closing occurs is herein referred to as the "Closing Date"; PROVIDED, HOWEVER, that, subject to Section 11.2, if on June 12, 1998 any condition to a party's obligation hereunder to close shall not have been satisfied (or waived by the party entitled to waive it), then the party whose obligation to close is subject to a condition not satisfied or waived may postpone the Closing, from time to time, by giving notice to the other parties, until the condition has been met.

         3.2 CERTAIN ACTIONS AT CLOSING. (a) At the Closing:

                  (i) the Sellers shall deliver or cause to be delivered to Canadian Buyer stock certificates representing the Company Shares and to U.S. Buyer stock certificates representing the U.S. Holding Shares accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

                  (ii) The Buyers shall deliver or cause to be delivered to the Sellers (x) the Cash Purchase Price in immediately available funds to accounts designated in writing by the Sellers at least two Business Days prior to the Closing in the individual amount for each Seller equal to the product of the Cash Purchase Price and the Seller Percentage for such Seller and (y) Canadian Buyer Shares registered in the names of the Sellers in the individual amount for each Seller equal to the product of the number of Canadian Buyer Shares and the Seller Percentage for such Seller;

                  (iii) TKOG and the Canadian Buyer shall execute and deliver the Exchange Put Right Agreement, and the Voting, Exchange and Support Trust Agreement;

                  (iv) Each of the Sellers, on the one hand, and the Company or a Company Subsidiary, on the other hand, shall execute and deliver the Employment Agreements;

                  (v) TKOG shall cause the Company to repay all of the Shareholder Loans. Such repayment shall be made by TKOG causing the Company to pay the aggregate principal amount of the Shareholder Loans to the National Trust Company on behalf of each of the Sellers;

                  (vi) The Sellers shall execute and/or deliver to the Buyers each other document, certificate or other instrument including, but not limited to, Section 116 Clearance Certificates required to be executed and/or delivered by the Sellers under this Agreement at or prior to the Closing;

                  (vii) TKOG and the Buyers shall execute and/or deliver to the Sellers each other document, certificate or other instrument required to be executed and/or


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         delivered by TKOG or the Buyers under this Agreement at or prior to the
         Closing;

                  (viii) The Sellers shall cause the Company and U.S. Holding to deliver to the Buyers their minute books, stock registers, stock transfer records and all other corporate records of the Company, U.S. Holding, and the Company Subsidiaries; and

                  (ix) TKOG shall cause the Company to make such arrangements as are reasonably necessary to release the Sellers from (1) any guarantee given by any Seller in favor of The Toronto-Dominion Bank in connection with the financing of the Company's and the Company Subsidiaries' operations, (2) any guarantee given by any Seller in connection with the Company's Toronto office lease; provided, however, in the event the Company is unable to secure the release of any Seller's guarantee with respect to the Toronto office lease, TKOG shall indemnify any Seller for any amount paid by such Seller in respect of such guarantee, and
         (3) the Sellers' indebtedness to the National Trust Company in connection with the Shareholder Loans, such releases to be in a form and substance reasonably satisfactory to the Seller being so released. In connection with clause (3) above, the Sellers shall cause copies of the cancelled notes related to the Shareholder Loans to be delivered to TKOG.

                  (b) The Sellers shall be liable for and shall pay all Taxes, direct or indirect, if any, attributable to the transfer of the Company Shares and, in connection therewith, shall affix any necessary transfer stamps to the stock certificates (or stock transfer powers) evidencing such shares.

                  (c) All numbers of Canadian Buyer Shares to be delivered pursuant to this Agreement shall be proportionately increased, or decreased, as the case may be, in the event of any change in the number of shares of Common Stock outstanding as a result of any stock split, recapitalization, reclassification, consolidation, combination, exchange or other readjustment of shares of Common Stock between the date hereof and the Closing Date (a "Corporate Event"); provided however that in no event shall there be any adjustment for any Corporate Event if such adjustment has already been made pursuant to Section 2.2(c). It is expressly agreed and understood by the parties hereto that any issuance of shares of Common Stock in connection with any acquisition, public stock offering or grant or exercise of any stock option shall not be a Corporate Event.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Designated Sellers, jointly and severally, and the other Sellers, severally and not jointly, hereby represent and warrant to the Buyers as follows.

         4.1 ORGANIZATION AND GOOD STANDING. The Company, U.S. Holding and the Company Subsidiaries are corporations duly organized and validly existing under the laws of their respective jurisdictions of incorporation, as set out in
Section 4.1 of the Disclosure Schedule. U.S. Holding and the Company Subsidiaries that are incorporated in jurisdictions in which the concept of good standing is applicable are in good standing under the laws of their respective jurisdictions of incorporation. Each of the Company, U.S. Holding and the Company Subsidiaries has full corporate power and authority to own its properties and to carry on its business as it is now being conducted. Each of the Company, U.S. Holding and the Company Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect. Copies of the constituting documents and by-laws of the Company, U.S. Holding and the Company Subsidiaries and all amendments thereto have been delivered to Buyer and are true and complete. The corporate minutes, corporate records and stock register and transfer records of the Company, U.S. Holding and the Company Subsidiaries have been made available to the Buyers and are true and complete.

         4.2 CAPITALIZATION. (a) The Company's authorized capital stock consists solely of an unlimited number of Class A Shares, an unlimited number of Class B Shares and an unlimited number of Class C Shares, of which 10,050,004 Class A Shares, no Class B Shares and 605,026 Class C Shares (the "Company Shares") have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. The Sellers own, beneficially and of record, and have good, valid and marketable title to and the right to transfer to Buyer, that number of the Company Shares set forth opposite their names on the signature page hereto executed by such Seller, free and clear of any and all Encumbrances. At the Closing, Canadian Buyer will own, and have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of the Company, in each and every case free and clear of any and all Encumbrances. No Person other than the Buyers has any written or oral agreement or option to or any right or privilege (whether by law, preemptive or contractual) that is or is capable of becoming an agreement or option for the purchase or acquisition from any of the above Persons of any of the shares of capital stock of the Company.

         (b) All of the Company Subsidiaries and BPLA with the percentage interest held, directly or indirectly, by the Company are listed in Section 4.2(b) of the Disclosure Schedule. All issued and outstanding capital stock of the Company Subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable and is owned, directly or indirectly, by the Company, free and clear of all Encumbrances.

         (c) Except as set forth in Section 4.2(c) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase agreements, subscription rights, conversion rights, exchange rights or other securities, contracts or commitments that could require the Company or any of the Company Subsidiaries to issue, sell or otherwise cause to become outstanding any of their authorized but unissued shares of capital stock or any securities convertible into or exchangeable for shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. None of the issued and outstanding shares of capital stock of the Company or any of the Company Subsidiaries has been issued in violation of any rights of any Person or in violation of the registration requirements of any Canadian or United States securities law.

         (d) U.S. Holding's authorized capital stock consists solely of 1,000 shares of common stock and 2,000 shares of preferred stock, of which 10 shares of common stock (the "U.S. Holding Shares") have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. No shares of preferred stock have been issued. The Sellers own, beneficially and of record, and have good, valid and marketable title to and the right to transfer to U.S. Buyer, all of the U.S. Holding Shares, free and clear of any and all Encumbrances. At the Closing, U.S. Buyer will own, and have good, valid and marketable title to, all of the issued and outstanding shares of capital stock of U.S. Holding, in each and every case free and clear of any and all Encumbrances. No Person other than U.S. Buyer has any written or oral agreement or option to or any right or privilege (whether by law, pre-emptive or contractual) that is or is capable of becoming an agreement or option for the purchase or acquisition from any of the above Persons of any of the shares of capital stock of U.S. Holding.

         4.3 AUTHORIZATION. (a) Each Seller has full legal capacity to enter into and carry out his or her obligations under this Agreement and the relevant Employment Agreement and, except as set forth in Section 4.3(a) of the Disclosure Schedule, is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

         (b) At the Closing, the Employment Agreements shall be duly executed and delivered by the Sellers and will constitute legal, valid and binding obligations of the Sellers, enforceable against him or her in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

         4.4 NO CONFLICTS. Except as set forth in Section 4.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by any of the Sellers nor the consummation of the transactions contemplated hereby, will (i) conflict with or violate the constituting documents or by-laws or resolutions of the directors or shareholders of the Company or any of the Company Subsidiaries or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent or approval of or any notice to or filing with any third party or governmental authority under, or create an Encumbrance on any of the shares of capital stock or the assets of the Company or any of the Company Subsidiaries under, (x) any note, mortgage, deed of trust or other agreement or instrument to which any of the Sellers, the Company or any of the Company Subsidiaries is a party or by which any of the Sellers, the Company or any of the Company Subsidiaries or any of their respective assets is bound, or (y) any law, order, rule, regulation, decree, writ, injunction, license, approval, authorization, franchise or permit of any governmental body having jurisdiction over any of the Sellers, the Company or any of the Company Subsidiaries or their respective properties, except, in the case of clauses (x) and (y), where such conflict, violation, default or Encumbrance would not be reasonably likely to have a Material Adverse Effect.

         4.5 FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES; RECEIVABLES.

         (a) Except as set forth in Section 4.5(a) of the Disclosure Schedule, the Financial Statements, complete and correct copies of which have been previously delivered to Buyer, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present in all material respects the consolidated financial condition of the Company and the Company Subsidiaries as at their respective dates and the consolidated results of operations of the Company and the Company Subsidiaries for the periods covered thereby.

         (b) As of the date of the Balance Sheet, the Company and the Company Subsidiaries had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of a type required to be disclosed in financial statements in accordance with GAAP, except for liabilities, debts or obligations reflected or reserved against in the Balance Sheet. Since the date of the Balance Sheet, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course consistent with past practice and none of them has incurred any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise), except for liabilities incurred in the ordinary course of business, and such liabilities are consistent with the representations and warranties contained in this Agreement, and none of such liabilities is reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.5(b) of the Disclosure Schedule, to the best Knowledge of the Company, since the date of the Balance Sheet, there has been no material adverse change in the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Company and the Company Subsidiaries (other than general economic or industry conditions), and, to the best Knowledge of the Company, no event has occurred or facts or circumstances exist from the date hereof through and including the Closing Date which could result in a Material Adverse Effect.

         4.6 TAXES.

         (a) Except as set forth in Section 4.6(a) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed by it (taking into account any extension of time to file). The information on such Returns is complete and accurate in all material respects. Each of the Company and the Company Subsidiaries has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable, except for Taxes which the Company or any Company Subsidiary believes, as the case may be, in good faith, are not due and payable because they are being diligently contested by appropriate proceedings and for which the

Company or such Company Subsidiary, as the case may be, has set aside on its books reserves to the extent required by GAAP. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or the Company Subsidiaries.

         (b) No unpaid (or unreserved in accordance with GAAP) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to the Company or any Company Subsidiary for any Pre-Closing Period, and there are no pending or, to the best Knowledge of the Company, threatened audits, investigations or claims or issued and outstanding assessments for or relating to any liability in respect of Taxes of the Company or the Company Subsidiaries. Except as set forth in Section 4.6(b) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to the Company or any Company Subsidiary.

         (c) (i) Each of the Company and the Company Subsidiaries has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Period which have not been paid prior to the Closing Date; (ii) the provisions for Taxes with respect to the Company and the Company Subsidiaries for the Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Company and the Company Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes affecting the Company or the Company Subsidiaries as of the date hereof are set forth in Section 4.6(c)(iv) of the Disclosure Schedule; (v) except as set forth in Section 4.6(c)(v) of the Disclosure Schedule, each of the Company and the Company Subsidiaries does not have any net capital losses, non-capital losses or other loss carryovers, tax credits or other favorable tax attributes; (vi) there are no advance tax rulings in respect of any Tax pending between the Company or any Company Subsidiary and any taxing authority; (vii) the taxation year end for each of the Company and the Company Subsidiaries is as set forth in Section 4.6(c)(vii) of the Disclosure Schedule; (viii) except as set forth in Section 4.6(c)(viii) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or the Company Subsidiaries with respect to Taxes; (ix) neither the Company nor any Company Subsidiary is a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States or Canadian income tax purposes; (x) neither the Company nor any of the Company Subsidiaries has entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of U.S. Revenue Procedure 75-21 (or similar provisions of foreign law); (xi) none of the Company Subsidiaries which are incorporated in the United States, as of the Closing Date, will be required, as a result of a change in method of accounting for any portion of the Pre-Closing Period, to include any adjustment under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code") (or any corresponding provision of foreign law) in taxable income for any period after the Closing Date; (xii) none of the Company Subsidiaries which are incorporated in the United States is a party to any agreement, contract, arrangement or plan that would result after the Closing (taking into account the transactions contemplated by this

Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xiii)
Section 4.6(c)(xiii) of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by each of the Company and the Company Subsidiaries; and (xiv) each of the Company and the Company Subsidiaries that are incorporated under the laws of Canada or any Province thereof is a registrant for purposes of the tax imposed under Part IX of the Excise Tax Act (Canada) if required to be so registered.

         4.7 TITLE TO PROPERTIES; ABSENCE OF ENCUMBRANCES.

         (a) Section 4.7(a) of the Disclosure Schedule contains a complete list by address of all real property owned, leased or used by the Company or any of the Company Subsidiaries, indicating the nature of the Company's or such Company Subsidiary's interest therein. To the best Knowledge of the Company, no condemnation, expropriation, eminent domain or similar proceeding affecting all or any material portion of any such real property is pending or threatened which if determined adversely to the Company or any of the Company Subsidiaries would have a Material Adverse Effect.

         (b) Except as set forth in Section 4.7(b) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has good title to all of the properties and assets, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and on the Balance Sheet (except for work-in-progress which has been billed and accounts receivable collected and materials and supplies disposed of after the date of the Balance Sheet), free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 4.7(b) of the Disclosure Schedule, each of the Company and the Company Subsidiaries has a valid leasehold, license or other interest in all of the other assets, real or personal, tangible or intangible, which are used in the operation of its business, free and clear of all Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 4.7(b) of the Disclosure Schedule, none of such property leased by the Company or any of the Company Subsidiaries is subject to any sublease, sublicense or other agreement granting to any other Person any right to the use, occupancy or enjoyment of such property or any portion thereof.

         (c) "Permitted Encumbrances" means: (i) liens for Taxes not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of the Company or the Company Subsidiaries; (ii) mechanics', materialmen's, carriers', warehousemen's, landlord's and similar liens securing obligations not yet delinquent or which are being diligently contested in good faith by appropriate proceedings and as to which appropriate reserves (to the extent required by GAAP) have been established in the books and records of the Company or the Company Subsidiaries;
(iii) such imperfections of title, easements, encroachments and Encumbrances as do not detract from the value or interfere with the present use of the properties or assets subject thereto or affected thereby; (iv) Encumbrances on personal property taken by or granted to a Person who, by making advances or incurring an obligation gives value to enable the Company or any Company Subsidiary to acquire rights in or the use of such property, provided that the Encumbrance does not extend to or cover any other property and the total cost to the Company or such Company Subsidiary that would be required to discharge such Encumbrance in full does not exceed the value so given by such Person to the Company or such

Company Subsidiary; and (v) Encumbrances, if any, noted in the Financial Statements.

         4.8 INTELLECTUAL PROPERTY.

         (a) section 4.8(a) of the Disclosure Schedule contains a complete list and brief description of all material Intellectual Property owned or used by the Company and the Company Subsidiaries.

         (b) All material Intellectual Property used by the Company and the Company Subsidiaries in the operation of its business is either (i) owned by the Company and the Company Subsidiaries free and clear of all Encumbrances other than Permitted Encumbrances, or (ii) subject to a right of use by the Company and the Company Subsidiaries pursuant to a license or other agreement. Except as set forth in Section 4.8(b) of the Disclosure Schedule, no third party has been granted by the Company or any Company Subsidiary the right to use any Intellectual Property owned or used by the Company or the Company Subsidiaries. To the best Knowledge of the Company, no third party is infringing upon or misappropriating any Intellectual Property used by any of the Company or the Company Subsidiaries in the operation of its business and no activity in which the Company or any Company Subsidiary is engaged violates or infringes upon any intellectual property or other proprietary rights of any third party, except as would not have a Material Adverse Effect. Except as set forth in Section 4.8(b) of the Disclosure Schedule, there is no legal action by any Person pending or, to the best Knowledge of the Company, threatened against the Company or the Company Subsidiaries with respect to such matters which, if determined adversely to the Company or the Company Subsidiaries, would have a Material Adverse Effect.

         4.9 CONTRACTS AND AGREEMENTS.

         (a) Set forth in section 4.9(a) of the Disclosure Schedule is a complete list of each of the following contracts and agreements to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or their properties is bound:

                  (i) each employment or other similar agreement providing for compensation, severance or a fixed term of employment in respect of services performed by employees of the Company or any of the Company Subsidiaries but excluding the Company's or the Company Subsidiaries' standard offering letter, substantially in the form attached as EXHIBIT C.

                  (ii) (a) each management, consulting, retainer or other similar type of agreement under which services are provided by any other Person to the Company or any of the Company Subsidiaries in excess of $50,000 per annum and (b) each agreement for services and supplies provided by any other Person to the Company or any of the Company Subsidiaries (other than those that are terminable upon not more than sixty (60) days' notice to the Company or any of the Company Subsidiaries without penalty) or requiring payments by the Company or any of the Company Subsidiaries of more than $10,000 per year;

                  (iii) each agreement that restricts the operation of the business of the Company or any of the Company Subsidiaries as presently conducted and each agreement that restricts the ability of the Company or any of the Company Subsidiaries to solicit customers or employees;

                  (iv) each agreement with an Affiliated Person;

                  (v) each operating lease (as lessor, lessee, sublessor or sublessee) of any real property;

                  (vi) each operating lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property (except for leases calling for payments of less than $24,000 per year and having a term of less than two years);

                  (vii) each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of computer software);

                  (viii) each agreement under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or any of the Company Subsidiaries), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (ix) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease (other than any purchase money agreement, conditional sales contract or capital lease evidencing Encumbrances solely on tangible personal property under which there exists an aggregate future liability of the Company or any of the Company Subsidiaries in excess of $50,000 per agreement, contract or lease);

                  (x) each partnership, joint venture or similar agreement;

                  (xi) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's or any of the Company Subsidiaries' capital stock;


                  (xii) each agreement to make unpaid capital expenditures in excess of $50,000;

                  (xiii) each agreement with a change of control provision; and

                  (xiv) each other agreement having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than sixty (60) days' notice by the Company or any of the Company Subsidiaries without penalty) or requiring payments by the Company or any of the Company Subsidiaries of more than $50,000 per year.

A complete copy of each written agreement, lease, license, mortgage, deed of trust, instrument, contract or other type of document required to be disclosed pursuant to this Section 4.9(a) has been previously delivered to TKOG.

         (b) To the best Knowledge of the Company, none of the agreements, leases, licenses, mortgages, deeds of trust, instruments, contracts or other types of document required to be listed in Section 4.9(a) of the Disclosure Schedule (collectively, the "Contracts") is not legal, valid, binding and in full force and effect and is not enforceable by the Company or any of the Company Subsidiaries in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. Except as set forth in Section 4.9(b) of the Disclosure Schedule, to the best Knowledge of the Company, neither the Company nor any of the Company Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts (after the expiration of any applicable cure period), and, to the best Knowledge of the Company, no other party to any of the Contracts is in material breach of or in material default under any of the Contracts.

         4.10 INSURANCE. All insurance policies currently maintained by the Company or the Company Subsidiaries are accurately listed and described in
Section 4.10 of the Disclosure Schedule. To the best Knowledge of the Company, each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation or non-renewal of any such policy. To the best Knowledge of the Company, the transactions contemplated by this Agreement will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

         4.11 LITIGATION. Except as set forth in Section 4.11 of the Disclosure Schedule, there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or, to the best Knowledge of the Sellers or the Company, threatened against any of the Sellers, the Company or any of the Company Subsidiaries or any of their respective properties, or any director, officer or employee of the Company or any of the Company Subsidiaries, in his or her capacity as such. Neither the Company nor any of the Company Subsidiaries is specifically identified as a party subject to any restrictions or limitations under any judgment, order or decree of any court, administrative agency or other governmental authority which would be reasonably likely to have a Material Adverse Effect.

         4.12 CONDITION AND SUFFICIENCY OF ASSETS. The properties and assets, including the equipment, supplies and other consumables but excluding the computer systems and related equipment and the accounting systems and related equipment, owned, leased or used by the Company and the Company Subsidiaries in the operation of their respective businesses are in good operating condition and repair, are suitable for the purposes for which they are used, are adequate and sufficient for the conduct of the businesses of the Company and the Company Subsidiaries in substantially the manner currently conducted and are directly related to the businesses of the

Company and the Company Subsidiaries.

         4.13 COMPLIANCE WITH LAW. Except with respect to environmental matters, employees and employee benefit plans, which are covered by Sections 4.16, 4.14 and 4.15, respectively, (a) each of the Company and the Company Subsidiaries is and, to the best Knowledge of the Company, has been in compliance in all respects with all applicable laws, statutes, rules, ordinances, regulations, orders and decrees governing the operation of its business, including without limitation, laws relating to trespass and rights of privacy, and all of its governmental licenses, approvals, authorizations, franchises and permits, except where the failure to be in compliance would not have a Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received any written notice of any violation of any such law, statute, rule, ordinance, regulation, order, decree, license, approval, authorization, franchise or permit. No written claim has been made or legal action commenced against the Company or any of the Company Subsidiaries that alleges any violation of any laws, regulations or contract provisions relating to the pricing of contracts with the Canadian or United States federal government or any provincial, state or local government, or any agency of any thereof. Neither the Company nor any of the Company Subsidiaries has engaged in any fraudulent practices in connection with any bid or contract for services to be performed for any governmental entity.

         (b) Except with respect to environmental matters and employee benefit plans, which are covered by Sections 4.16 and 4.15, respectively, each of the Company and the Company Subsidiaries has all governmental licenses, approvals, authorizations, franchises and permits (collectively, the "Licenses") necessary to conduct its business as currently conducted; such Licenses are in full force and effect, except where the absence of such Licenses would not have a Material Adverse Effect; and no proceeding is pending or, to the best Knowledge of the Company, threatened seeking the revocation or limitation of any such License. All Licenses necessary for the ownership or operation of its properties or assets, the provision of its services or the conduct of its business by each of the Company and the Company Subsidiaries are listed in Section 4.13(b) of the Disclosure Schedule. To the best Knowledge of the Company, there exists no state of facts which could cause any agency, commission, board or governmental body or authority to limit, revoke or fail to renew any License related to or in connection with any private investigation business of the Company or any of the Company Subsidiaries.

         4.14 EMPLOYEES.

         (a) The Company and the Company Subsidiaries have, as of the date hereof, a total of 136 employees and have, to the best Knowledge of the Sellers or the Company, satisfactory relationships with its employees in all material respects.

         (b) Each of the Company and the Company Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have a Material Adverse Effect.

         (c) No collective bargaining agreement with respect to the business of the Company or the Company Subsidiaries is currently in effect or being negotiated. Neither the

Company nor any of the Company Subsidiaries has an obligation to negotiate any such collective bargaining agreement, and, to the best Knowledge of the Sellers or the Company, there is no indication that the employees of the Company or the Company Subsidiaries desire to be covered by a collective bargaining agreement.

         (d) No strike, slowdown or work stoppage has occurred or, to the best Knowledge of the Sellers or the Company, been threatened with respect to the employees of the Company or any of the Company Subsidiaries.

         (e) There is no representation claim or petition pending before the United States National Labor Relations Board or any similar state, provincial or local labor agency of which the Company or any Company Subsidiary has been notified and, to the best Knowledge of the Sellers or the Company, no question concerning representation has been raised or threatened respecting the employees of the Company or the Company Subsidiaries.

         (f) No notice has been received by the Company or any Company Subsidiary of any complaint filed by any of the employees against the Company or such Company Subsidiary claiming that the Company or such Company Subsidiary has violated any applicable employment standards, human rights or other labor legislation or any complaints or proceedings of any kind involving the Company or any Company Subsidiary or, to the best Knowledge of the Sellers or the Company, any of the employees of the Company or such Company Subsidiary before any labor relations board. There are no outstanding orders or charges against the Company or any of the Company Subsidiaries under any occupational health or safety legislation. All material levies, assessments and penalties made against the Company or any of the Company Subsidiaries pursuant to all applicable workers compensation legislation as of the date of the Balance Sheet have been paid or have been reserved for or accrued on the Balance Sheet by the Company or such Company Subsidiary and the Company or such Company Subsidiary has not as, at the Closing Date, been reassessed under any such legislation. There have been no material levies, assessments or penalties against the Company or the Company Subsidiaries since the date of the Balance Sheet.

         (g) A copy of a salary review schedule listing, as of April 30, 1998, the annual base salary or annualized wages of each employee of the Company and the Company Subsidiaries whose annual base compensation is more than $50,000 has been previously provided to the Buyers.

         (h) Section 4.14(h) of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date of this Agreement, is due or claimed in writing to be due from the Company or the Company Subsidiaries to any Person whose employment with the Company or the Company Subsidiaries was terminated.

         (i) Except as set forth in Section 4.14(i) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has made any statements or representations or distributed any written material to any of its employees regarding continued employment of the Company's employees subsequent to the date hereof or the Closing Date.


           4.15     EMPLOYEE BENEFIT PLANS.

         (a) Section 4.15(a) of the Disclosure Schedule identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary contributions, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained or otherwise contributed to, or required to be contributed to, by the Company or the Company Subsidiaries for the benefit of employees or former employees of the Company or the Company Subsidiaries (the "Employee Benefit Plans") and a complete copy of each Employee Benefit Plan has been previously delivered to the Buyers. Each Employee Benefit Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Benefit Plan. The Sellers have delivered to the Buyers the most recent actuarial valuation, if any, prepared for each Employee Benefit Plan. Except as described in Section 4.15(a) of the Disclosure Schedule:

                  (i) there are no pending or threatened investigations by any governmental or regulatory agency or authority involving or relating to an Employee Benefit Plan of which the Company or any Company Subsidiary has been notified, or pending claims (except for claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings against any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to a liability nor, to the best Knowledge of the Company, are there any facts that could give rise to any liability in the event of such investigation, claim, suit or proceeding;

                  (ii) no notice has been received by any Seller or the Company or any Company Subsidiary of any complaints or other proceedings of any kind involving the Company or any Company Subsidiary or, to the best Knowledge of the Company, any of the employees of the Company or any Company Subsidiary before any pension board or committee relating to any Employee Benefit Plan or to the Company or any Company Subsidiary; and

                  (iii) each Employee Benefit Plan is, in accordance with generally accepted actuarial principles, fully funded, and neither TKOG, the Buyers nor any of their respective affiliates (other than the Company) will incur any liability with respect to any Employee Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (b) Section 4.15(b) of the Disclosure Schedule also sets forth a brief summary, in reasonable detail, of the Employee Benefit Plans that cover the employees of Company and the Company Subsidiaries, together with the annual premiums and other costs associated with such Employee Benefit Plans.

                  (c) The Sellers have delivered to the Buyers, with respect to Employee Benefit Plans maintained for employees of the Company or any Company Subsidiary in the United States ("U.S. Plans"), complete copies of (i) the plan instruments and amendments thereto, related trust agreements, insurance and other contracts, summary plan descriptions and summaries of material modifications, of each U.S. Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any U.S. Plan, the three most recent annual reports and attached schedules for each U.S. Plan as to which such report is required to be filed and (iii) where applicable, the most recent (A) opinion or determination letter and application therefor (including all materials furnished to the United States Internal Revenue Service in support of such application and all correspondence to or from the United States Internal Revenue Service), and (B) audited financial statements, and (iv) representative forms of communication used in making distributions under any plan qualified under Section 401(a) of the Code or in explaining benefit rights on termination of employment (including rights to elect health care continuation coverage under Part 6 of Subtitle B of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4980B of the Code.

                  (d) Neither the Company nor any Company Subsidiary maintains or has ever maintained or contributed to, or has any liability under U.S. Plan subject to Title IV of ERISA.

                  4.16     ENVIRONMENTAL MATTERS.

                  (a) To the best Knowledge of the Company, the Company and the Company Subsidiaries are in compliance with Environmental Laws and the Company and each of the Company Subsidiaries have obtained and are in compliance with all necessary permits, licenses, approvals and authorizations required under applicable Environmental Laws;

                  (b) To the best Knowledge of the Company (without due inquiry), there are no underground storage tanks, polychlorinated biphenyl-containing equipment or asbestos-containing material and no releases of Hazardous Materials have occurred at, from, on, in, to or under, any of the properties or assets operated (or formerly operated) by the Company or the Company Subsidiaries.

                  (c) Neither the Company nor any Company Subsidiary has received written notice of past or pending claims, notices of violation, litigation, administrative proceedings, orders, judgements, and, to the best Knowledge of the Company, there are no investigations, notices of violation, litigation, administrative proceedings, orders or judgements, against the Company or any Company Subsidiary relating to Hazardous Materials, Environmental Laws or relating to any other location where Hazardous Materials from the Company or any Company Subsidiary, have been transported, ("Environmental Claims") and to the best Knowledge of the Company (without due inquiry), there are no facts, events, conditions or circumstances which could reasonably be expected to form the basis of any Environmental Claim against the Company, any Company Subsidiary, any Seller, the Buyers or TKOG.

                  (d) None of the Company nor any Company Subsidiary owns or has owned any real property.

                  (e) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

                           (i) "Environmental Law" means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, rules, ordinances, codes, regulations and permits that have force of law relating to the protection of health and the environment, worker health and safety and/or governing the use, handling, storage, discharge or disposal of Hazardous Substances, including but not limited to the

         Comprehensive Environmental Response, Compensation and Liability
         Act, 42 U.S.C. section 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 ET SEQ., the Occupational Health and Safety Act, 29 U.S.C. section 651 ET SEQ., the Canadian Environmental Protection Act; and the state and provincial analogues thereto, all as amended or superseded from time to time.

                           (ii) "Hazardous Material" means petroleum and petroleum products, radioactive materials, asbestos-containing materials,radon, lead-based paint, polychlorinated biphenyls, pesticides (outside their normal application in accordance with applicable law) and any other chemicals, substances, wastes or materials defined, listed or regulated by any Environmental Law.

                  4.17 BANK ACCOUNTS AND POWERS OF ATTORNEY. Section 4.17 of the Disclosure Schedule sets forth the name of each bank in which the Company and the Company Subsidiaries have an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box and the names of all Persons authorized to draw thereon or have access thereto. No Person holds any power of attorney from the Company or any Company Subsidiary.

                  4.18 ABSENCE OF CERTAIN CHANGES. Since January 31, 1998, the Company and the Company Subsidiaries have operated their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the immediately preceding sentence and except as set forth in
Section 4.18 of the Disclosure Schedule, since that date, neither the Company nor any of the Company Subsidiaries has:

                  (i) amended or otherwise modified its constituting documents or by-laws (or similar organizational documents);

                  (ii) issued or sold or authorized for issuance or sale, or granted any options or made other agreements of the type referred to in
         Section 4.2(c) with respect to, any shares of its capital stock or any other of its securities, or altered any term of any of its outstanding securities or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (iii) mortgaged, pledged or granted any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which, solely with respect to conditional sales contracts and capital leases, there exists an aggregate future liability not in excess of $25,000 per agreement, contract or lease (which amount was not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

                  (iv) except as disclosed in Section 6.10, declared, set aside, made or paid any dividend or other distribution to any shareholder with respect to its capital stock, other than dividends or distributions declared, made or paid by a wholly-owned Company

         Subsidiary to the Company or to another wholly-owned Company
         Subsidiary;

                  (v) redeemed, purchased or otherwise acquired, directly or indirectly, any capital stock;

                  (vi) increased the compensation of any employee of the Company or any Company Subsidiaries, except in the ordinary course of business and consistent with past practice, or increased the compensation of any Seller, except as expressly provided for in Section 6.10 and except for any changes effective as of June 1, 1998 pursuant to the Employment Agreements;

                  (vii) adopted or (except as otherwise required by law) amended any Employee Benefit Plan;

                  (viii) terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms and terminations or modifications that have not had since January 31, 1998 and would not have a Material Adverse Effect;

                  (ix) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  (x) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied in accordance with their original terms;


                  (xi) paid any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

                  (xii) sold, transferred, leased to others or otherwise disposed of any material asset except in the ordinary course of business consistent with past practice;

                  (xiii) cancelled or compromised any material debt or claim;

                  (xiv) suffered any damage or destruction to or loss of any of its tangible assets (whether or not covered by insurance) which has had since January 31, 1998 or would have a Material Adverse Effect;

                  (xv) lost the employment services of any employee whose annual salary exceeded $50,000;

                  (xvi) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                           (xvii) made any capital expenditures or capital additions or betterments in amounts which exceeded $50,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement (correct copies of which capital budgets have been previously delivered to TKOG);

                           (xviii) changed its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP;

                           (xix) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property; or

                           (xx) entered into any commitment to do any of the foregoing.

                  4.19 BOOKS AND RECORDS. All accounts, books, ledgers and official and other records prepared and kept by the Company and the Company Subsidiaries have been truthfully and properly kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

                  4.20 TRANSACTIONS WITH RELATED PARTIES. Except for any employment relationships between the Company or the Company Subsidiaries, on the one hand, and any employee of the Company or any Company Subsidiary, on the other hand, (i) neither the Company nor any Company Subsidiary does or has within the past four years, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services which individually were worth more than $50,000 from, or sold, leased or otherwise disposed of any property or furnished any services to (except in each case with respect to remuneration for services rendered as a director, officer or employee of Company), in the ordinary course of business or otherwise, any Seller, any member of the immediate family of any Seller or any other Person (other than the Company) that, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company or any Seller or any member of the immediate family of any Seller (the Persons listed in this clause (i) being referred to herein collectively as "Affiliated Persons" and individually as an "Affiliated Person"); (ii) neither the Company nor any Company Subsidiary owes any amount to any Affiliated Person (other than the Shareholder Loans); and (iii) no Affiliated Person owes any amount to the Company or any of the Company Subsidiaries and no part of the property or assets of any Affiliated Person is used by the Company or any of the Company Subsidiaries in the conduct or operation of their respective businesses.

                  4.21 CUSTOMER RELATIONSHIPS. Section 4.21(a) of the Disclosure Schedule lists the files which represent the top ten (10) revenue generating sources for the Company and the Company Subsidiaries, on a consolidated basis, for each of the fiscal years ended January 31,

1998, 1997 and 1996. Except as set forth in Schedule 4.21(b) and to the best Knowledge of the Sellers, other than the completion of work in the ordinary course of business, there are no facts or circumstances that are likely to result in the loss of any one customer or group of customers of the Company or the Company Subsidiaries, the loss of which would have a Material Adverse Effect, or a material adverse change in the relationship of the Company or any of the Company Subsidiaries with such a customer.

                  4.22 ABSENCE OF CERTAIN BUSINESS PRACTICES. None of the Company or any Company Subsidiaries or any of their respective directors, officers, agents, or employees, or to the best Knowledge of the Sellers or the Company, any other Person associated with or acting for or on behalf of any of them, has directly or indirectly (a) made any contribution or gift, other than in connection with client development, which contribution or gift is not in violation of any applicable law and is consistent with past practice, or any bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or the Company Subsidiaries or any affiliate of the Company or any Company Subsidiary, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or the Company Subsidiaries.

                  4.23 NO BROKER OR FINDER. No broker or finder has been engaged by any Seller or the Company in connection with the transactions contemplated by this Agreement.

                  4.24 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth on Section 4.24 of the Disclosure Schedule, there is no judgment, injunction, order or decree binding upon the Company, any Company Subsidiary or any Seller or, to the best Knowledge of the Sellers, threatened that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the Company Subsidiaries (either individually or in the aggregate), any acquisition of property by the Company or the Company Subsidiaries (either individually or in the aggregate), providing of any service by the Company or the Company Subsidiaries or the hiring of employees or the conduct of business by the Company or the Company Subsidiaries (either individually or in the aggregate) as currently conducted, except for such prohibitions or impairments which would not have a Material Adverse Effect.

                  4.25 DISCLOSURE. Except as disclosed on Section 4.25 of the Disclosure Schedule, to the best Knowledge of the Company, no representation or warranty by any Seller in this Agreement, nor any certificate, schedule, exhibit, or annex delivered or to be delivered pursuant to this Agreement: (a) contains or will contain any untrue statement of material fact or (b) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading; PROVIDED, HOWEVER, that with respect to omissions, written information provided to TKOG or the Buyers prior to the Closing and the actual Knowledge of each of Jules B. Kroll, Bill T. O'Gara, Michael G. Cherkasky, Nick Carpinello, Nazzareno E. Paciotti or Abram Gordon of such omissions shall not be a breach of this Section 4.25(b) to the extent of such written information and actual Knowledge. To the best Knowledge of the Company, there is no information concerning the Company or the Company Subsidiaries or their respective operations which has not heretofore been disclosed to TKOG and the Buyers, which information could have a Material Adverse Effect.

                  4.26     UNITED STATES SECURITIES LAWS.

                  (a) Each Seller understands that (i) the Canadian Buyer Shares he or she may acquire pursuant to this Agreement and the Common Stock he or she may acquire upon exchange of such Canadian Buyer Shares will not be registered under the Act at Closing and may not be sold or otherwise disposed of in the United States or to a U.S. Person (as defined in Regulation S under the Act) unless they are so registered or are sold or otherwise disposed of in a transaction that is exempt from such registration, and (ii) the certificates representing such Canadian Buyer Shares and such shares of Common Stock will bear legends for so long as such shares are restricted securities under the Act, in addition to the legends required by Canadian law, identical with or similar to the following:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S OF THE SEC UNDER SUCH ACT) IN THE ABSENCE OF REGISTRATION (OR IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION) UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS."


                  (b) Each Seller acknowledges that he or she has received and read carefully (x) TKOG's Registration Statement on Form S-1 as filed with the SEC on March 17, 1998 and any amendments and supplements thereto ("Registration Statement"), (y) TKOG's Annual Report on Form 10-K for the year ended December 31, 1997 ("Form 10-K"), and (z) TKOG's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 ("Form 10-Q").

                  (c) Each Seller has evaluated the merits and risks of an investment in the Canadian Buyer Shares to be issued at the Closing hereunder and the shares of Common Stock for which they are exchangeable, and has affirmatively decided to make such investment based solely on such evaluation, the representations, warranties and covenants of TKOG and the Buyers contained in this Agreement (or in any schedule, certificate or other document delivered by TKOG or the Buyers pursuant hereto) and the information contained (or incorporated by reference) in the documents referred to in Section 4.26(b).

                  (d) None of the Sellers is affiliated, directly or indirectly, with a member broker-dealer firm of the National Association of Securities Dealers, Inc. ("NASD") as an employee, officer, director, partner or shareholder or as relative or member of the same household of an employee, director, partner or shareholder of an NASD member broker-dealer firm.

                  (e) Any Canadian Buyer Shares that a Seller acquires pursuant to this Agreement on the Closing Date and any shares of Common Stock that a Seller acquires upon exchange of Canadian Buyer Shares will be for his or her or own account for investment and not with any view to the distribution thereof, and except as contemplated by Section 7.5, no Seller will sell, assign, transfer or otherwise dispose of any of such securities, or any interest therein, in violation of the registration requirements of the Act, or the state securities or blue sky law of any State of the United States, and no Seller has any present plan or intention to sell, exchange or otherwise dispose of any of such securities, or any interest therein, in violation of such registration requirements.

              (f) Each Seller is either (i) an accredited investor as that term is defined in Rule 501 promulgated under the Act, or (ii) has, either alone or with his purchaser representative or representatives (as that term is defined in Rule 501 promulgated under the Act), such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Common Stock. By reason of each Seller's business or financial experience, he or she is a sophisticated investor who has the capacity to protect his or her interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of TKOG and in financial and business matters to evaluate properly the merits and risks of the Common Stock and the related transactions contemplated hereunder.

              (g) Seller has read this Agreement and all other documents provided by TKOG in connection herewith and fully understands the terms under which the Common Stock is being issued to him or her. TKOG and the Buyers have made available to each Seller the opportunity to ask questions of and receive answers from TKOG or the Buyers concerning TKOG and the terms and conditions under which Common Stock will be issued to him or her and to obtain any additional information which TKOG or the Buyers possess or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Each Seller is satisfied with such answers and information.

         4.27 RESIDENCY. Section 4.27 of the Disclosure Schedule sets forth the country of residence of each Seller for purposes of the Income Tax Act (Canada).

         4.28 BPLA.

              (a) Subject to Sections 4.28(b) and 4.28(c), the representations and warranties by the Sellers contained in the Sections listed below are true and correct as if all references to "the Company" and "the Company and/or the Company Subsidiaries" in such Sections were deemed to be references to "BPLA":

                  (i)      Section 4.1;

                  (ii)     Section 4.2(c);

                  (iii)    Section 4.4;

                  (iv) Section 4.5(b), excluding the first sentence, and provided that all references to "the date of the Balance Sheet" shall be deemed to be references to May 1, 1997;

                  (v)      Section 4.7;

                  (vi)     Section 4.8;

                  (vii)    Section 4.9;

                  (viii)   Section 4.10;

                  (ix)     Section 4.11;

                  (x)      Section 4.12;

                  (xi)     Section 4.13;

                  (xii) Sections 4.14(a), (b), (c), (d), (e) and (f), except that the number of employees referred to in Section 4.14(a) shall be 12;

                  (xiii)   BPLA does not maintain any Employee Benefit Plans;

                  (xiv)    Section 4.16;

                  (xv)     Section 4.17;

                  (xvi)    Section 4.18;

                  (xvii)   Section 4.19;

                  (xviii)  Section 4.20;

                  (xix)    Section 4.21, excluding the first sentence;

                  (xx)     Section 4.22;

                  (xxi)    Section 4.24; and

                  (xxii)   Section 4.25.

              (b) Notwithstanding the definition of "Knowledge" in Article I, where any representation and warranty referred to in Section 4.28(a) is qualified to "the best Knowledge of the Company" or "the best Knowledge of the Sellers," or both, such qualification shall be deemed to be limited to the actual knowledge, after due and diligent inquiry (except as otherwise expressly provided), of Tedd Avey and Ted Baskerville.

                  (c) For the purposes of Section 4.28(a), notwithstanding that the references to "the Company" and "the Company and/or the Company Subsidiaries" are deemed to be changed to "BPLA," the reference to "the Company and the Company Subsidiaries" in the definition of

"Material Adverse Effect" shall remain unchanged.


                                    ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF TKOG AND THE BUYERS

                  TKOG and the Buyers each represent and warrant to the Sellers as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. TKOG is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to enter into and carry out its obligations under this Agreement, and the Voting, Exchange Trust and Support Agreement. Canadian Buyer is an unlimited liability company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia and has full corporate power and authority to enter into and carry out its obligations under this Agreement, and the Voting, Exchange and Support Trust Agreement. U.S. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

               5.2 CAPITALIZATION. As of May 8, 1998, TKOG's authorized capital stock consists solely of 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 16,890,750 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, issuable in series, of which none is issued and outstanding. Canadian Buyer's authorized capital stock consists solely of an unlimited number of common shares, of which 10,000,000 shares are issued and outstanding and owned by L.A.M.B. Acquisition, Inc., an Ohio corporation and a wholly owned subsidiary of TKOG, and an unlimited number of Canadian Buyer Shares, of which none is issued and outstanding. All of the issued and outstanding shares of common stock of Canadian Buyer and all of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and non-assessable. U.S. Buyer's authorized capital stock consists solely of 1,000 common shares, par value $.01 per share, and all of the issued and outstanding shares of U.S. Buyer are owned, directly or indirectly, by TKOG.

                  5.3 OWNERSHIP OF SHARES. All of the Canadian Buyer Shares issuable by Canadian Buyer pursuant to Section 2.2 shall be, upon issuance, and all the Exchangeable Shares shall be, upon completion of the Amalgamation, (a) duly authorized, validly issued, fully paid and non-assessable, and (b) free and clear of all Encumbrances (other than any Encumbrances arising under this Agreement or placed thereon with the consent or agreement of any Seller), and shall have substantially the rights, privileges, restrictions and conditions described in EXHIBIT A attached hereto (the "Buyer Share Conditions"). All shares of Common Stock issued to the Trustee and subsequently transferred to the Sellers in accordance with the terms and conditions of the Voting, Exchange and Support Trust Agreement and the Exchange Put Right Agreement shall be, upon such transfer to the Sellers (or their Holdcos), (a) duly authorized, validly issued, fully paid and non-assessable, (b) free and clear of all Encumbrances (other than any Encumbrances arising under this Agreement or placed thereon with the consent or agreement of any Seller), and (c) listed on the

Nasdaq National Market.

                  5.4 AUTHORIZATION. The execution and delivery of this Agreement by TKOG and by the Buyers have been duly authorized by all necessary corporate action required on the part of TKOG and the Buyers. This Agreement has been duly executed and delivered by TKOG and the Buyers and constitutes a legal, valid and binding obligation of TKOG and the Buyers, enforceable against TKOG and the Buyers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, TKOG and Canadian Buyer will duly execute and deliver the Voting, Exchange and Support Trust Agreement and each such agreement will constitute a legal, valid and binding obligation of TKOG and Canadian Buyer, enforceable against TKOG and Canadian Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity. At the Closing, the Employment Agreements shall be duly executed and delivered by a Company or a Company Subsidiary, as applicable, and each will constitute a legal, valid and binding obligation of the Company or a Company Subsidiary, as applicable, enforceable against the Company or such Company Subsidiary, as applicable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

                  5.5 NO CONFLICTS. Neither the execution and delivery by TKOG or the Buyers of this Agreement or the Voting, Exchange and Support Trust Agreement nor the consummation by TKOG or the Buyers of the transactions contemplated hereby or thereby will (i) conflict with or violate the Certificate of Incorporation or By-Laws (or other organizational document) of TKOG or the Buyers, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent of or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which TKOG or the Buyers are a party or by which TKOG or the Buyers are bound, except for the consent of Key Bank National Association, which consent has been obtained, or any law, order, rule, regulation, decree, writ or injunction of any governmental body having jurisdiction over TKOG or the Buyers or their respective properties (except where such conflict, violation, breach or default, or the failure to obtain such consent, give such notice or make such filing, would not materially adversely effect TKOG or the Buyers or impair the ability of TKOG or the Buyers to consummate the transactions contemplated hereby).

                  5.6 SEC FILINGS. TKOG has delivered to each Seller complete copies of the Registration Statement, the Form 10-K, and the Form 10-Q. As of their respective dates, the Registration Statement, the Form 10-K, and the Form 10-Q did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except for any statement or omission therein which has been corrected or otherwise disclosed or updated in a subsequent filing with the SEC prior to the date hereof and TKOG has provided the Company, on behalf of the Sellers, copies of the Registration Statement, Form 10-K, and Form 10-Q prior to the date hereof. Since the date of the Form 10-Q, TKOG has complied, in all material respects, with the Exchange Act.

                  5.7 LITIGATION. No lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding is pending or, to the best Knowledge of TKOG or the Buyers, threatened against TKOG or the Buyers, or any director, officer or employee of TKOG or the Buyers in his or her capacity as such, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby.

                  5.8 RESIDENCY. Canadian Buyer is a taxable Canadian corporation for the purposes of the Income Tax Act (Canada).

                  5.9 BROKERS AND FINDERS. TKOG and the Buyers will pay the fees and expenses of any broker or finder which any of them has engaged in connection with the transactions contemplated by this Agreement.

                  5.10 CREDITORS OF THE COMPANY. Other than incidental costs associated with the Company's incorporation, TKOG is and will be the sole creditor of the Company as of the date hereof and as of the Closing Date.

                                   ARTICLE VI

                            COVENANTS OF THE SELLERS

                  The Designated Sellers, jointly and severally, and the other Sellers, severally and not jointly, hereby covenant and agree as follows:

                  6.1 NORMAL COURSE. From the date hereof until the Closing, the Sellers will cause each of the Company and the Company Subsidiaries to: (i) maintain its corporate existence in good standing; (ii) use all reasonable best efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers; (iii) maintain, in all material respects, the Company's lines of business in substantially the same percentages as conducted on the date hereof; (iv) permit TKOG, the Buyers, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, contracts, agreements, properties and operations at all reasonable times and upon reasonable notice; and (v) in all respects conduct its business in the usual and ordinary manner consistent with past practice, without a substantial change in current operational policies, and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

                  6.2 CONDUCT OF BUSINESS. Except as expressly provided in Sections and , from the date hereof until the Closing, the Sellers will cause the Company or any Company Subsidiary not to without the prior written consent (which consent shall not be unreasonably withheld) of the Buyers:

                  (i) amend or otherwise modify its constituting documents or by-laws (or similar organizational documents);

                  (ii) issue or sell or authorize for issuance or sale, or grant any options or make other agreements of the type referred to in Section with respect to, any shares of its capital stock or any other of its securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (iii) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which, solely with respect to conditional sales contracts and capital leases, there exists an aggregate future liability not in excess of $25,000 per agreement, contract or lease (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);


                  (iv) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

                  (v) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

                  (vi) increase the compensation of any of its employees, except in the ordinary course of business consistent with past practices, or increase the compensation of any Seller, except as expressly provided for in Section and except for any changes effective as of June 1, 1998 pursuant to the Employment Agreements.

                  (vii) adopt or (except as otherwise required by law) amend any Employee Benefit Plan or enter into any collective bargaining agreement;

                  (viii) terminate or materially modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

                  (ix) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth of any Person in excess of the limits existing under the Company's or the Company Subsidiaries' existing credit facilities, except for endorsements of negotiable instruments for collection in the ordinary course of business;

                  (x) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

                  (xi) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with
         GAAP) or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

                  (xii) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in excess of $10,000, except in the ordinary course of business consistent with past practice;

                  (xiii) cancel or compromise any material debt or claim;

                  (xiv) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

                  (xv) make any capital expenditures or capital additions or betterments in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement and which have previously been delivered to TKOG;

                  (xvi) change its method of accounting or its accounting principles or practices, including any policies or practices with respect to the establishment of reserves for work-in-process and accounts receivable, utilized in the preparation of the Financial Statements, other than as required by GAAP;

                  (xvii) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or governmental body relating to it or its property;

                  (xviii) enter into other agreements, commitments or contracts, except agreements, commitments or contracts made in the ordinary course of business consistent with past practice;

                  (xix) directly or indirectly establish or obtain an equity interest in any corporation, joint venture, limited liability company, partnership, association, or other business entity other than the Company Subsidiaries; or

                  (xx) enter into any commitment to do any of the foregoing.

              6.3 CERTAIN FILINGS. Each Seller agrees to make or cause to be made all filings with regulatory authorities that are required to be made, respectively, by any Seller or by the Company or the Company Subsidiaries to carry out the transactions contemplated by this Agreement. Each Seller agrees to assist and to cause each of the Company and the Company Subsidiaries to assist TKOG and the Buyers in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which TKOG or the Buyers may reasonably request in connection with the consummation of the transactions contemplated hereby including, without limitation, as may be required under the Investment Canada Act, the Competition Act (Canada) and any applicable Canadian securities legislation, regulations, policies and rules.

                  6.4 CONSENTS AND APPROVALS. Each Seller agrees to use his or her reasonable efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

                  6.5 EFFORTS TO SATISFY CONDITIONS. Each Seller agrees to use his or her reasonable efforts to satisfy the conditions set forth in Articles IX and X that are within the control of such Seller.

                  6.6 RESIGNATION OF DIRECTORS. At the Closing, the Sellers shall (a) cause each of the directors of the Company and the Company Subsidiaries to deliver written resignations and (b) cause to be duly elected as directors of the Company and the Company Subsidiaries the individuals listed in EXHIBIT E attached hereto.

                  6.7 FURTHER ASSURANCES. Each Seller agrees to execute and deliver, and to cause the Company and the Company Subsidiaries to execute and deliver, such additional documents and instruments, and to perform such additional acts, as TKOG or the Buyers may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof and to allow the Buyers and TKOG to exercise all the rights and privileges of a 100% shareholder of each of the Company and the Company Subsidiaries.

                  6.8 NOTIFICATION OF CERTAIN MATTERS. The Sellers shall promptly notify TKOG and the Buyers of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty of the Sellers contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of the Sellers in this Agreement not to be complied with or satisfied and (ii) any failure of the Sellers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder; provided, however, that no such notification shall affect the representations or warranties of the Sellers, or the right of the Buyers and TKOG to rely thereon, or the conditions to the obligations of TKOG and the Buyers. The Sellers shall give prompt notice to TKOG and the Buyers of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

                  6.9 TRANSITION PERIOD. The Sellers shall cause the Company and the Company Subsidiaries to prepare financial statements as of May 31, 1998.

                  6.10 DISTRIBUTIONS TO SELLERS. (a) The Sellers, TKOG and the Buyers acknowledge that the Company and LAMB U.S. have declared and paid bonuses to the Sellers as set forth in the Financial Statements and have withheld, on behalf of the Sellers, the taxes payable in connection with such bonuses, of which a portion of such withheld amounts have not yet been remitted to the appropriate taxation authorities.

                  (b) The Sellers, TKOG and the Buyers acknowledge that the Company and LAMB U.S. have declared and accrued bonuses payable to the Sellers for the four months ended May 31, 1998 (the "May 31 Bonuses"). The Sellers, TKOG and the Buyers agree as follows:

                  (i) prior to Closing, neither the Company nor LAMB U.S. shall make any payment to any Seller in respect of the May 31 Bonuses;

                  (ii) at the Closing, the Company and LAMB U.S. shall issue non-recourse promissory notes to the Sellers in the aggregate principal amount of the May 31 Bonuses, in the form of EXHIBIT K (the "May 31 Bonus Notes");

                  (iii) in the event of any increase or decrease to the consolidated net income of the Company and the Company Subsidiaries for the four months ended May 31, 1998 pursuant to Section , the aggregate principal amount of the May 31 Bonus Notes shall be automatically adjusted by the amount of such increase or decrease and the Sellers shall within ten (10) Business Days after the determination of the Final May 31 Financial Statements deliver to the Company and LAMB U.S. the May 31 Bonus Notes in exchange for new non-recourse promissory notes payable to each of the Sellers in the aggregate principal amount of the May 31 Bonus, as adjusted and otherwise in the same form as the May 31 Bonus Notes (the "Revised May 31 Bonus Notes"); and

                  (iv) the May 31 Bonus Notes and, if applicable, the Revised May 31 Bonus Notes shall be non-recourse obligations of the Company and LAMB U.S. and secured by, and payable only with the proceeds of, the Sellers' Accounts Receivable (including the proceeds therefrom) in accordance with Section 8.1.

                  (c) The Sellers, TKOG and the Buyers acknowledge that the Company has declared a dividend on the outstanding Class A shares in the capital stock of the Company as of May 31, 1998 in an aggregate amount equal to the following amounts as set forth on the May 31 Financial Statements: (x) the consolidated retained earnings of the Company and the Company Subsidiaries; plus
(y) the liability for deferred taxes; less (z) goodwill (the "May 31 Dividends") and that the May 31 Dividends remain unpaid as of the date hereof. The Sellers, TKOG and the Buyers agree as follows:

                  (i) prior to the Closing, the Company shall not make any payment to any Seller in respect of the May 31 Dividends;

                  (ii) at the Closing, the Company shall issue non-recourse promissory notes payable to the Sellers in the aggregate principal amount of the May 31 Dividends, in the form of EXHIBIT L (the "May 31 Dividend Notes");

                  (iii) in the event of any adjustment to the liability for deferred taxes or the goodwill as set forth on the May 31 Financial Statements pursuant to Section , the aggregate principal amount of the May 31 Dividend Notes shall be automatically adjusted to appropriately reflect any such adjustment to the liability for deferred taxes or the goodwill and the Sellers shall within ten (10) Business Days after the determination of the Final May 31 Financial Statements deliver to the Company the May 31 Dividend Notes in exchange for new non-recourse promissory notes payable to the Sellers in the aggregate principal amount of the revised May 31 Dividend and otherwise, in the same form as the May 31 Dividend Notes (the "Revised May 31 Dividend Notes"); and

                  (iv) the May 31 Dividend Notes and, if applicable, the Revised May 31 Dividend Notes shall be non-recourse obligations of the Company and LAMB U.S. and secured by, and payable only with the proceeds of, the Sellers' Accounts Receivable (including the proceeds therefrom) in accordance with Section 8.1.

                  (d) The Sellers, TKOG and the Buyers acknowledge that effective on May 25, 1998, the Company reduced its stated capital in respect of the Class A shares and the Class C shares in the capital stock of the Company by an aggregate amount of $368,122 (the "Stated Capital Amount"), and that the Stated Capital Amount remains unpaid as of the date hereof. The Sellers, TKOG and the Buyers agree that the Company shall pay in full the Stated Capital Amount to the Sellers on or prior to Closing Date, and that the Company may draw on the existing credit facility with the Toronto-Dominion Bank (as disclosed in Section 4.9(a) of the Disclosure Schedule), up to the current limits under such facility, for the purpose of funding such payment of the Stated Capital Amount.

                  (e) Except as expressly provided for in this Section and except for employment remuneration paid to the Sellers in a manner consistent with past practice or in accordance with the Employment Agreements to the extent such agreements are effective as of the date hereof, from the date hereof until the Closing neither the Company nor any Company Subsidiary shall, and the Sellers shall not cause or permit the Company or any of the Company Subsidiaries to, make any distribution to any Seller.

                  6.11 HOLDCO GUARANTIES. Each Seller shall cause each Holdco of which he or she is a shareholder to execute and deliver to TKOG and the Buyers a Guaranty substantially in the form of EXHIBIT H hereto (a "Guaranty") at the Closing and in any event prior to such Seller transferring any Canadian Buyer Shares that he or she owns to his or her Holdco. The Sellers acknowledge and agree that the execution of a Guaranty by each Holdco is a material inducement to TKOG and the Buyers to enter into this Agreement. Each Seller hereby represents and warrants with respect to his or her Holdco that at such time as the Holdco shall execute and deliver the Guaranty:

                  (a) The Holdco shall be duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Holdco shall have full corporate power and authority to own its properties and to carry on its business as contemplated under Section 8.2. The Holdco shall be duly qualified to transact business and in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect.

              (b) The Board of Directors of the Holdco shall have taken all action required by law, its constituting document and its by-laws to authorize the execution, delivery and performance by such Holdco of its Guaranty, and no action of its shareholder shall have been required. The Guaranty shall have been executed and delivered by the Holdcos in accordance with the terms of this Section and will constitute the legal, valid and binding obligation of the Holdco, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

              (c) The execution, delivery and performance of the Guaranty by the Holdco will not (i) conflict with or violate the constituting documents or by-laws or resolutions of the directors or shareholders of the Holdco or (ii) conflict with, violate, result in the breach of any term of, constitute a default under, require the consent or approval of or any notice to or filing with any third party or governmental authority under, or create an Encumbrance on any of the shares of capital stock or the assets of the Holdco under, (x) any note, mortgage, deed of trust or other agreement or instrument to which the Holdco or its shareholder is a party or by which either of them or their respective assets are bound, or (y) any law, order, rule, regulation, decree, writ, injunction, license, approval, authorization, franchise or permit of any governmental body having jurisdiction over it or its shareholder.

              6.12 INVESTOR SUITABILITY QUESTIONNAIRE AND REPRESENTATION LETTER. Each Seller shall execute and deliver to TKOG and the Buyers an Investor Suitability Questionnaire and Representation Letter dated the date hereof substantially in the form of EXHIBIT I hereto.

              6.13 SECTION 116 CLEARANCE CERTIFICATION. Each Seller who is a non-resident of Canada for the purposes of the Income Tax Act (Canada) shall deliver or has delivered to the Buyers a certificate under Section 116 of the Income Tax Act (Canada) describing such Seller's Company Shares and setting forth a certificate limit at least equal to the Canadian dollar equivalent of the Purchase Price allocable to such Company Shares.


                                   ARTICLE VII

                        COVENANTS OF TKOG AND THE BUYERS

                  TKOG and the Buyers hereby covenant and agree as follows:

                  7.1 CERTAIN FILINGS. TKOG and the Buyers agree to make or cause to be made all filings with regulatory authorities that are required to be made by TKOG and the Buyers or their respective affiliates to carry out the transactions contemplated by this Agreement, and the Voting, Exchange and Support Trust Agreement. TKOG and the Buyers agree to assist the Sellers in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which the Sellers may reasonably request in connection with the consummation of the transactions contemplated hereby.

         7.2 EFFORTS TO SATISFY CONDITIONS. TKOG and the Buyers agree to use their respective reasonable efforts to satisfy the conditions set forth in Articles VIII and IX hereof that are within their control.

         7.3 FURTHER ASSURANCES. TKOG and the Buyers agree to execute and deliver such additional documents and instruments, and to perform such additional acts, as the Sellers may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the Voting, Exchange and Support Trust Agreement and the transactions contemplated hereby, and to effectuate the intent and purposes hereof and thereof.

         7.4 NOTIFICATION OF CERTAIN MATTERS. TKOG and the Buyers shall promptly notify the Sellers of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (A) to cause any representation or warranty of TKOG or the Buyers contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of TKOG or the Buyers in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of TKOG or the Buyers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either of them hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of TKOG and the Buyers, or the Sellers' right to rely thereon, or the conditions to the obligations of the Sellers. TKOG and the Buyers shall give prompt notice to the Sellers of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         7.5 REGISTRATION.

              (a) TKOG and the Buyers shall, at their cost and expense, file no later than the later of (i) five (5) days after the date hereof, and (ii) three
(3) days after TKOG receives all information from the Sellers which it deems reasonably necessary to file, and use their reasonable best efforts to cause to become effective as promptly as possible thereafter, a registration statement (the "Resale Registration Statement") on the appropriate form pursuant to the Act, covering the resale of all shares of the Common Stock issued and delivered upon exchange of the Canadian Buyers Shares or the Exchangeable Shares issuable pursuant hereto; provided that the obligation to file and maintain the effectiveness of a Resale Registration Statement shall only exist until the first anniversary of the Closing; further provided that in the event that after the first anniversary of the Closing, the Sellers or the Holdcos are unable to sell the Common Stock issued and delivered in exchange for the Exchangeable Shares pursuant to Rule 144 promulgated under the Act (other than the volume limitation and manner of sale limitations), TKOG and Buyers shall, at their cost and expense, as soon as practicable after notice from a Seller or Holdco of such inability to rely on

Rule 144, file, and use their reasonable best efforts to cause to become effective as promptly as possible thereafter, up to two (2) additional Resale Registration Statements which Resale Registration Statements shall only remain effective for a forty five day period. In addition, during the period ending on the first anniversary of the Closing, TKOG and Buyers, at the written request of those Sellers or Holdcos who were not included in the Resale Registration Statement referred to in the first clause of this Section 7.5(a), shall file and use their reasonable best efforts to cause to become effective one (1) additional Resale Registration Statement; provided that the obligation to file and maintain the effectiveness of such second Resale Registration Statement shall only exist until the first anniversary of the Closing Date.

              (b) Notwithstanding the provisions of Section , with respect to any Resale Registration Statement filed or to be filed pursuant to Section , if TKOG determines that, in its reasonable judgment, it would (because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving TKOG or any subsidiary or the unavailability for reasons substantially beyond TKOG's control of any required financial statements, or any other event or condition of similar significance to the Company or any of its subsidiaries) be disadvantageous (a "Material Development Condition") to TKOG or any of its subsidiaries or its stockholders for such a Resale Registration Statement to become effective or to be maintained effective or for sales of Common Stock to continue pursuant to the Resale Registration Statement, TKOG shall, notwithstanding Section , be entitled, upon the delivery or transmission of a written notice from TKOG (a "Delay Notice") to such effect to all of the Sellers or Holdcos included or to be included in such Resale Registration Statement, (i) to cause sales of Common Stock by such Sellers or Holdcos pursuant to such Resale Registration Statement to cease, whereupon such Sellers or Holdcos shall immediately cease any such sales until they receive a further notice from TKOG, or, (ii) to cause such Resale Registration Statement to be withdrawn and the effectiveness of such Resale Registration Statement to be terminated. In the event a Resale Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, TKOG shall use its best efforts to cause a new Resale Registration Statement covering resales by the Sellers or Holdcos of the Common Stock to be filed with the SEC not later than the five Business Days after date on which such Material Development Condition expires and to use its reasonable efforts to cause such registration to be effective as soon as practicable after such Material Development Condition expires.

              (c) Each Seller hereby covenants and agrees that he or she will promptly provide TKOG notice of any sale made pursuant to the Resale Registration Statement and, upon receipt of a Delay Notice, each Seller shall cease to make any sales of Common Stock pursuant to the Resale Registration Statement.

              (d) Notwithstanding the foregoing, if the Resale Registration Statement is not effective at the Closing, the parties hereto shall enter into a Registration Rights Agreement which shall be reasonably acceptable to the parties hereto.

         7.6 EMPLOYEE BENEFITS.

              (a) Within three months after the Closing, TKOG and the Buyers shall provide to the employees of the Company and the Company Subsidiaries retirement benefits that are reasonably equivalent (based on, among other matters, the differences between U.S. laws and Canadian laws relating to retirement benefits) to the retirement benefits received by the U.S. based employees of the subsidiaries of TKOG (the "Retirement Arrangements").

                  (b) For the purposes of determining eligibility for membership in and entitlement to benefits under the terms of the Retirement Arrangements, TKOG and the Buyers agree that the employees of the Company and the Company Subsidiaries shall be credited for their period of employment with the Company and the Company Subsidiaries to the extent permitted by such Retirement Arrangement.

                  (c) Until the first anniversary of the Closing Date, TKOG shall use its reasonable efforts to cause the Company and the Company Subsidiaries to maintain any and all medical, dental, disability, life insurance or other health benefits plans, including supplemental health benefits plans, currently provided by the Company and the Company Subsidiaries to their employees as of the date hereof or provide substantially comparable plans.

                  7.7 FILING TAX RETURNS. Until the fifth anniversary of the Closing Date, TKOG shall cause the Company and the Company Subsidiaries not to file any tax returns or reports with any governmental authority (the "Post-Closing Returns") that have been prepared or presented on a basis that is inconsistent with the Returns filed prior to the Closing Date, unless TKOG has first consulted with the Agent with respect to such Post-Closing Returns and has provided the Agent with an opportunity to discuss the basis upon which such Post-Closing Returns have been prepared or presented.

                  7.8 LIMITATION ON FUNDAMENTAL CHANGES. Without the written consent of the Agent, which consent shall not be unreasonably withheld or delayed, Amalco shall not to enter into any merger, consolidation or amalgamation, except as is permitted pursuant to Section 7.10.

                  7.9 LIMITATION ON RELIEF FROM SHAREHOLDERS AND FORMER SHAREHOLDERS. Without the written consent of the Agent, TKOG shall not, in its capacity as a creditor of the Company or Amalco, seek any payment from any Seller solely by virtue of such Seller being or having been a shareholder of the Company or Amalco.

                  7.10 LIMITATION OF UNLIMITED LIABILITY COMPANY. When TKOG determines, in its reasonable judgment, that it no longer receives and has no reasonable belief that it will receive a tax benefit in the future from the use of an unlimited liability company that it will cause Amalco to amend its constating documents, amalgamate, register as a limited liability company, or take such other action such that Amalco is no longer an unlimited liability company; provided, however that TKOG shall not be required to take such action if it receives the written consent of the Agent not to take such action.


                                  ARTICLE VIII

                            CERTAIN OTHER AGREEMENTS

              The parties hereby covenant and agree as follows:

              8.1 NOTES AND ACCOUNTS RECEIVABLE.

              (a) For purposes of this Agreement, "Notes" shall mean the May 31 Bonus Notes, the Revised May 31 Bonus Notes, the May 31 Dividend Notes and the Revised May 31 Dividend Notes. The Notes shall be secured by the Sellers' Accounts Receivable and the proceeds from the collection of the Sellers' Accounts Receivable, and shall otherwise not be recourse obligations of the Company or any Company Subsidiary. No interest shall accrue or be payable on the Notes. The Notes shall be repaid in full in accordance with the terms thereof and this Section 8.1 in the following order:

                  (i) the May 31 Bonus Notes or, if applicable, the Revised May 31 Bonus Notes; and

                  (ii) the May 31 Dividend Notes or, if applicable, the Revised May 31 Dividend Notes;

provided that the Notes shall not be repayable by the Company or LAMB U.S. until after the Final May 31 Financial Statements have been determined pursuant to Section .

                  (b) Concurrently with the delivery of the May 31 Financial Statements pursuant to Section 8.3, the Sellers shall deliver to TKOG and the Buyers a list of accounts receivable of each of the Company and LAMB U.S. as at May 31, 1998 (the "Accounts Receivables List"), which list shall set forth: (w) the name of each account debtor; (x) the total accounts receivable by each such account debtor; (y) the amount of any reserve in respect of doubtful accounts that has been allocated in respect of each such account receivable; and (z) the net accounts receivable owed by each such account debtor. For greater certainty, the Accounts Receivable List shall not include accounts receivable of the Company Subsidiaries other than LAMB U.S. Subject to Section , the Accounts Receivable List shall also designate, as to each account receivable, whether;

                  (i) the account receivable is to be for the benefit of the Sellers for the purposes of repayment of the Notes (a "Sellers' Account Receivable"); or

                  (ii) the account receivable is to be for the benefit of the Buyers or the Company and the Company Subsidiaries (a "Buyer's Account
                           Receivable").

                  (c)      The aggregate amount of the Sellers' Accounts
                           Receivable:

                  (i) shall be net of reserves in respect of doubtful accounts allocated to each individual Sellers' Account Receivable;

                  (ii) shall be up, to but not in excess of, the aggregate principal amounts outstanding under the Notes;

                  (iii) shall not include any retainers paid by any account debtor to the debtor to the Company or the Company Subsidiaries; and

                  (iv) shall include any account receivable of the Company or LAMB U.S. that has been entirely written off as uncollectible as at May 31, 1998, notwithstanding that such account receivable is not identified on the Accounts Receivables List; provided, however that the amount of each such account receivable shall be zero for the purposes of clause (ii) of this Section 8.1(c).

                  (d) In the event that any of the amounts set forth on the Accounts Receivable List are changed as a result of the Closing Audit, the Sellers shall, within ten (10) Business Days after the determination of the Final May 31 Financial Statements pursuant to Section , prepare and deliver to TKOG and the Buyers a revised Accounts Receivable List (which, for greater certainty, may set forth a revised designation of accounts receivable as between the Sellers' Accounts Receivable and Buyer's Account Receivable), such that the aggregate amount of Sellers' Accounts Receivable identified on the revised Accounts Receivable List is in accordance with Section .

                  (e) The Sellers' Account Receivables and the proceeds from the collection of the Sellers' Accounts Receivables shall remain the property of the Company and LAMB US, as the case may be, subject to the payment obligations under the Notes and the Sellers' security interest in such receivables and proceeds, all in accordance with the Notes.

                  (f) The Company and LAMB U.S. shall each establish a separate, interest-bearing bank account at the same financial institution where each of the Company and LAMB U.S. currently conduct its banking business (the "Trust Accounts"), which shall be in the name of the Company and LAMB U.S., respectively, and shall designate Michael Bass, or such other person as may by appointed by the Sellers as Account Trustee pursuant to Section , as the sole Person authorized to make withdrawals from the Trust Accounts. Except as expressly provided for in Section , none of TKOG, the Buyers, the Company or any of the Company Subsidiaries shall; (i) be entitled to withdraw, or have any right of recourse to or set-off against, any funds held, or required to be deposited, in the Trust Accounts at any time, or (ii) encumber or pledge any funds held in the Trust Accounts as security in any manner.

                  (g) Upon receipt by the Company or LAMB U.S. of any proceeds from the collection of a Sellers' Account Receivable, the Company or LAMB U.S., as the case may be, shall forthwith deposit such proceeds into its respective Trust Account and shall provide the Account Trustee with the names of the debtors from which such proceeds were collected. Each of the Sellers acknowledges and agrees that the Company and LAMB U.S. shall have no liability under or with respect to the Notes or the payment thereof other than to deposit the proceeds from any Sellers' Account Receivable into the appropriate Trust Account. Subject to Sections 8.1(k) and (l), the Account Trustee may from time to time withdraw amounts from the Trust Accounts and pay such amounts to the Sellers in satisfaction of all or a portion of the amounts outstanding under the Notes. Upon receipt of such payment by the Sellers, the Company or LAMB U.S., as the case may be, shall be deemed to have paid the Notes, in the order prescribed in Section 8.1(a), to the extent of such payment, and upon receipt by the Sellers of payment equal to the aggregate principal amount outstanding under each of the Notes, the Account Trustee shall on behalf of the Sellers acknowledge repayment in full of such Notes.

              (h) The Sellers hereby appoint Michael Bass as trustee (the "Account Trustee") of all amounts paid by the Company or LAMB U.S. into the Trust Accounts pursuant to Section . In the event the Account Trustee shall die or resign or otherwise terminate his status as such, the successor shall be any Seller appointed by the Account Trustee or, in the case of the death of the Account Trustee or in the event that the Account Trustee fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the Sellers.

              (i) The Sellers' Accounts Receivable shall be collected in a manner consistent with past practice and consistent with the collection of all other accounts receivable of the Company, the Company Subsidiaries and/or LAMB U.S., provided that the Company, the Company Subsidiaries and LAMB U.S. shall not be required to pay for any costs or expenses associated with any third party collection efforts.

              (j) If the Company or LAMB U.S. receives proceeds from the collection of accounts receivable from an account debtor that owes Sellers' Accounts Receivable, Buyer's Accounts Receivable or any other accounts receivable, such proceeds, shall first be attributed to the invoice, if any, specified by such account debtor as the invoice being paid and if no invoice in respect of an account receivable is specified, such proceeds shall be attributed to the Sellers' Accounts Receivable up to the full amount of the Sellers' Accounts Receivable owed by such account debtor. Once the full amount of the Sellers' Accounts Receivable owed by such account debtor has been repaid and the proceeds have been deposited by the Company or LAMB U.S. into the Trust Accounts in accordance with Section 8.1(h), any subsequent collections by the Company and/or LAMB U.S. from such account debtor shall be on account of the Buyer's Accounts Receivable owed by such account debtor up to the full amount of the Buyer's Accounts Receivable owed by such account debtor. Once the full amount of the Buyer's Accounts Receivable owed by such account debtor has been repaid, any subsequent collections by the Company or LAMB U.S. of accounts receivable billed after the date hereof shall be on account of any other account receivable owed by such account debtor.

              (k) In the event that the aggregate proceeds from the collection of the Sellers' Accounts Receivable exceed the aggregate principal amounts outstanding under the Notes, such excess shall be on account of the Sellers and shall be deemed to be an increase of the Cash Purchase Price. In the event that the aggregate proceeds from the collection of the Sellers' Accounts Receivable does not equal or exceed the aggregate principal amounts outstanding under the Notes, the full amount of such deficiency shall be deemed to be in respect of the May 31 Dividend Notes or, if applicable, the Revised May 31 Dividend Notes up to the aggregate principal amounts outstanding under such Notes.

              (l) Until such time as the total funds held in the Trust Accounts exceed the equivalent of $150,000 (the "WIP Holdback"), the Account Trustee shall not, without the prior written consent of the Buyers, distribute any funds from any Trust Accounts to any Seller. At any time thereafter, the Account Trustee shall not distribute any funds from the Trust Accounts if such distribution would cause the total funds held in the Trust Accounts to be less than the WIP Holdback. Notwithstanding the foregoing, once the conditions for the release of the WIP Holdback set out in Section have been satisfied, the foregoing restrictions on distributions of the funds in the Trust Accounts shall no longer apply.

              (m) The Company and LAMB U.S. shall withhold any and all amounts on accounts of taxes payable by the Sellers in connection with the payments pursuant to Sections 6.10(a) and in respect of the Notes and shall remit such amounts to the appropriate taxation authority.

              (n) Any interest accrued on the funds held in the Trust Accounts shall be for the benefit of the Sellers and such interest shall not be considered as satisfaction in any way of the obligations under the Notes; provided that any interest accrued on the amount of the WIP Holdback shall be paid to the Sellers or the Company, as the case may be, in the same manner as the WIP Holdback is paid.

         8.2   CORPORATE ACTIONS REQUIRED IN CONNECTION WITH CANADIAN BUYER.

              (a) As soon as practicable after the date hereof, but in any event no later than three (3) Business Days prior to the Closing Date, the Sellers shall cause the Company to be continued under the NS Act as a limited liability company.

              (b) Immediately following the continuance described above, but prior to the Closing Date, Sellers and TKOG shall cause the Company and Canadian Buyer, respectively, to apply for and obtain an order of the Supreme Court of Nova Scotia under Section 134 of the NS Act, approving the amalgamation of the Company and Canadian Buyer (the "Amalgamation Order"), which order will be held in trust by the solicitors for the Sellers pending and subject to the Closing.

              (c) Immediately following the Closing and on the Closing Date, the following actions will be completed in the following sequential order:

                  (i) those Sellers, if any, who have so designated in writing to Canadian Buyer on or prior to the Closing Date, shall be entitled to transfer any or all of the Canadian Buyer Shares received by them pursuant to Section to any corporation so designated by them (a "Holdco");

                  (ii) those Sellers, if any, who have so designated in writing to TKOG and Canadian Buyer at least five (5) Business Days prior to the Closing Date, shall deliver a Retraction Request (as defined in the Buyer Share Conditions) in accordance with the Buyer Share Conditions, and TKOG shall be deemed to have exercised its Retraction Call Right (as defined in the Buyer Share Conditions) in respect of the Canadian Buyer Shares subject to such Retraction Request, and such Sellers shall be deemed to have exchanged such Canadian Buyer Shares, upon delivery of such Retraction Request to

                           Canadian Buyer, with the intent that Common Stock shall be delivered as soon as practicable following the Closing Date; and

                  (iii) Canadian Buyer and the Company shall be amalgamated (the "Amalgamation") by way of Amalgamation Agreement under the NS Act and the resulting company ("Amalco") will be an unlimited liability company under the NS Act. Amalco will have an authorized capital of 100,000,000 common shares and 1,000,000 exchangeable shares ("Exchangeable Shares") having rights, privileges, restrictions and conditions attaching thereto identical to the Buyer Share Conditions.

                           Upon the Amalgamation, the shares of each of Canadian Buyer and the Company will be converted into shares of Amalco or cancelled as follows:

                           A. all of the issued and outstanding common shares in the capital of Canadian Buyer will be converted into common shares in the capital of Amalco on the basis of 1 common share of Amalco for each common share of Canadian Buyer;

                           B. all of the issued and outstanding Canadian Buyer Shares will be converted into an equivalent number of Exchangeable Shares; and

                           C. all of the issued and outstanding shares in the capital of the Company will be cancelled without any repayment of capital in respect thereof.

                  (d) The parties agree that the Voting, Exchange and Support Trust Agreement shall continue to apply after the Amalgamation such that the rights of, and the obligations of TKOG to, the holders of Exchangeable Shares shall, after the Amalgamation, be identical to such rights and obligations in respect of the holders of Canadian Buyer Shares under the Voting, Exchange and Support Trust Agreement immediately prior to the Amalgamation.

                  (e) For the purposes of clause (ii) of Section 8.2(c), TKOG, Buyer and the Sellers shall waive all requirements in Article 6 of the Buyer Share Conditions regarding time periods for giving notice in connection with the delivery of a Retraction Request, such that the effective time for the redemption or purchase of the Canadian Buyer Shares pursuant to a Retraction Request delivered on the Closing Date shall be deemed to be prior to the Amalgamation.

                  8.3      POST-CLOSING ADJUSTMENTS.

                  (a) Within ten (10) Business Days after May 31, 1998, the Sellers shall provide the Buyers with draft consolidated financial statements of the Company and the Company Subsidiaries as at and for the four month period ending May 31, 1998 (the "May 31, 1998

Financial Statements"). The May 31, 1998 Financial Statements shall have been prepared in accordance with GAAP applied on a basis that is consistent with the Financial Statements and shall fairly present in all material respects the consolidated financial condition of the Company and the Company Subsidiaries as at and for May 31, 1998. In addition, the May 31, 1998 Financial Statements shall be prepared using the same accounting principles and practices, including any policies or practices with respect to the establishment of reserves for work-in-process and accounts receivable, utilized in the preparation of the Financial Statements. Notwithstanding the foregoing, the May 31, 1998 Financial Statements will not include a statement of changes in financial position and will include comparative figures in respect of the year ended January 31, 1998 compared to the four months ended May 31, 1998.

                  (b) Following the Closing, the Buyers and its representatives shall conduct an audit of the books and records of the Company and the Company Subsidiaries as of and for the four month period ended May 31, 1998 (the "Closing Audit"). The Closing Audit shall be conducted in a manner such that Arthur Andersen LLP, TKOG's independent auditors, could issue a report thereon. The Closing Audit shall be completed within forty-five (45) days after the delivery of the May 31, 1998 Financial Statements. The Buyers shall provide the Agent with a reasonable opportunity to discuss any proposed adjustments to the May 31, 1998 Financial Statements proposed by Arthur Andersen LLP prior to the delivery of the Audit Report.

                  (c) No later than the forty-sixth (46th) day after the delivery of the May 31, 1998 Financial Statements, the Buyers shall deliver to Tedd Avey or his designee a copy of any proposed adjustments to the May 31, 1998 Financial Statements based on the Closing Audit (the "Audit Report"). Within fifteen (15) Business Days after the delivery of the Audit Report to Tedd Avey or his designee, the Designated Sellers shall deliver to the Buyers a written notice (the "Dispute Notice") of any objections to any item or amount set forth in the Audit Report, specifying in reasonable detail the reason for each objection and the amount of each proposed adjustment (the "Disputed Items"). The determination in the Audit Report of any item not objected to by the Designated Sellers in the Dispute Notice shall be final, binding and conclusive on all the parties to this Agreement. After receipt of the Dispute Notice, the Designated Sellers and the Buyers and their representatives and advisors shall meet to discuss the Disputed Items in an effort to reach agreement with respect thereto. If the Designated Sellers and the Buyers are able to reach an agreement as to any Disputed Items, then such determination as agreed upon in writing as to such Disputed Items shall become final, binding and conclusive upon all the parties and such items shall no longer be Disputed Items. If the Designated Sellers and the Buyers are unable to reach an agreement in writing as to any Disputed Items within ten (10) Business Days after receipt of the Designated Sellers' notice of Disputed Items, then the unresolved Disputed Items shall be submitted for resolution as provided in Section for a determination that shall be final, binding and conclusive on all the parties to this Agreement.

                  (d) If during the ten Business Day period referred to in Section the Designated Sellers and the Buyers cannot resolve all such Disputed Items, the parties shall promptly thereafter, but in no event more than five Business Days thereafter, cause a partner of Ernst & Young Chartered Accountants, located in its Toronto, Ontario office ("E&Y"), promptly to review this Agreement, the May 31, 1998 Financial Statements, the Audit Report, the Dispute Notice and the unresolved Disputed Items for purposes of resolving the unresolved Disputed Items. In making such calculation, E&Y shall make a determination in accordance with the terms and provisions of this Agreement only of unresolved Disputed Items and in the case of all other items shall use the amounts which are agreed upon by the Designated Sellers and the Buyers. E&Y shall deliver to the Designated Sellers and the Buyers, as promptly as possible but in no event later than twenty (20) Business Days after the parties submit their dispute to such accounting firm, a report setting forth its resolution of the unresolved Disputed Items. Such report shall be final, binding and conclusive upon the parties hereto. The cost of such report shall be borne equally by the Sellers, on the one hand, and the Buyers, on the other hand. Each party agrees that neither it nor its affiliates currently contemplates retaining E&Y for any substantial engagement having a purpose other than the performance of the services set forth herein. The May 31, 1998 Financial Statements, as adjusted pursuant to the provisions of this Section , shall be referred to for purposes of this Agreement as the "Final May 31, 1998 Financial Statements."

                  (e) For the purposes of conducting the Closing Audit and determining the Final May 31, 1998 Financial Statements, TKOG, the Buyers and the Sellers acknowledge and agree that the fixed assets of the Company and the Company Subsidiaries, which include the accounting and computer systems and related equipment, shall be reflected on the consolidated balance sheet of the Company and the Company Subsidiaries on a basis consistent with past practice; provided, however that such assets have been reflected in accordance with GAAP; and provided, further that, with respect to the accounting and computer systems and related equipment, such fixed assets have been amortized on a 30% declining balance basis consistent with past practice.

              8.4 IRREVOCABLE APPOINTMENT OF AGENT. By the execution and delivery of this Agreement, including any counterparts hereof, each Seller hereby irrevocably constitutes and appoints Tedd Avey with full power of substitution, to be the Sellers' attorney and representative (the "Agent") to take any and all actions and to execute any and all documents as the Agent may deem necessary or appropriate in connection with the Closing or the transactions contemplated by this Article VIII, in the name of each Seller and on each Seller's behalf in any way that such Seller could do if personally present and acting. If TKOG or the Buyers are required to provide any notice or take any action with respect to any Seller in connection with the Closing or the transactions contemplated by Article VIII, each of the Sellers hereby agrees that TKOG or the Buyers shall be able to take such action against, or provide such notice to, the Agent. Unless there is no existing person that has been designated to act as Agent by the Sellers, all rights of the Sellers that may be exercised in connection with the Closing or the transactions contemplated by
Article VIII shall be exercised by the Sellers only through or by the Agent on behalf of the Sellers and the Buyers and TKOG shall not be required to take directions from any other Seller for so long as such Agent continues to act and has not otherwise been removed as Agent. In the event the Agent shall die or resign or otherwise terminate his status as such, the successor shall be any Seller appointed by the Agent or, in the case of the death of the Agent or where the Agent fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority of the Sellers. The power of attorney granted in this Section 8.4 is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a "CPOA"). The execution of this Agreement shall not terminate any such CPOA previously granted by the Sellers and shall not be terminated by the execution by the Sellers in the future of any CPOA.

                                   ARTICLE IX

           CONDITIONS PRECEDENT TO OBLIGATIONS OF TKOG AND THE BUYERS

                  The obligations of TKOG and the Buyers under Article II shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by TKOG and the Buyers:

                  9.1 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of the Sellers contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall have been true when made and shall be repeated at the Closing and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any particular representation or warranty, shall be true and accurate in all material respects as of the Closing Date.

                  9.2 COMPLIANCE WITH COVENANTS. The Sellers shall have performed and observed in all material respects all covenants and agreements to be performed or observed by the Sellers under this Agreement at or before the Closing.

                  9.3 LACK OF ADVERSE CHANGE. The Buyers shall have determined, acting reasonably, that, since the date of the Balance Sheet, there has not occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect, including, without limitation, a material decrease in the Company's and the Company Subsidiaries', taken as a whole, revenue or the loss of significant business from any of their customers or the loss of any significant customers of the Company or any of the Company Subsidiaries (other than as a result of the completion of work in the ordinary course of business).

                  9.4 UPDATE CERTIFICATE. The Buyers shall have received a favorable certificate, dated the Closing Date, signed by the Sellers as to the matters set forth in Sections and .

                  9.5 LEGAL OPINION. The Buyers shall have received the opinion of Tory Tory DesLauriers & Binnington, counsel to the Sellers, dated the Closing Date, substantially in the form attached hereto as EXHIBIT F.

                  9.6 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement, and the Voting, Exchange and Support Trust Agreement shall have been received. Without limiting the generality of the foregoing,

                  (a) all necessary orders shall have been obtained from all Canadian securities regulatory authorities in connection with the transactions contemplated hereby and thereby, and

                  (b) all parties hereto shall have filed all such notices and information (if any) required under the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant thereto setting out that the Director under such statute is satisfied he would not have sufficient grounds on which to apply for an order in respect of the transactions contemplated hereby. The transactions contemplated hereby shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the transactions contemplated hereby, to the extent such allowance or approval is required, on terms and conditions satisfactory to the Buyers and TKOG.

              9.7 CONSENTS OF THIRD PARTIES TO CONTRACTS. All consents from third parties to any Contracts or from any governmental authority with respect to any license, approval, authorization, franchise or permit that are required to be listed in the Disclosure Schedule in order to avoid a misrepresentation under Section shall have been obtained in writing.

              9.8 NO LITIGATION. No material litigation is pending, or to the best Knowledge of TKOG, Sellers or the Company, threatened by any Person before any court or other tribunal which seeks to enjoin or question the validity of this Agreement or the transactions contemplated hereby.

              9.9 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or which imposes restrictions on TKOG's or the Buyers' right or ability to operate the businesses of the Company, U.S. Holding and the Company Subsidiaries shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or, to the best Knowledge of TKOG, the Sellers or the Company, threatened by any governmental or regulatory authority, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or which seeks to impose restrictions on TKOG's or the Buyers' right or ability to operate the businesses of the Company, U.S. Holding and the Company Subsidiaries, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to TKOG and the Buyers.

              9.10 EMPLOYMENT AGREEMENTS. The Sellers shall have entered into the Employment Agreements.

              9.11 401(k) PLAN. The Sellers shall have caused the Company and the Company Subsidiaries to amend that certain Lindquist Avey Macdonald Baskerville Retirement Savings Plan so that the standardized prototype form of plan is replaced by a non-standardized prototype plan, in form and substance reasonably satisfactory to Buyers.

              9.12 AMALGAMATION ORDER. The solicitors for the Sellers shall have released the Amalgamation Order to Buyers.

              9.13 OTHER CLOSING MATTERS. The Buyers shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of the Sellers and the satisfaction of the conditions to the Buyers' obligation to close hereunder as the Buyers or their counsel may reasonably request.


                                    ARTICLE X

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

                  The obligations of the Sellers under Article II shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by a majority in interest of the Sellers:

                  10.1 REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of TKOG and the Buyers contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall have been true when made and shall be repeated at the Closing and, without giving effect to any qualifications as to materiality (or any variation of such term) contained in any particular representation or warranty, shall be true and accurate in all material respects as of the Closing Date.

                  10.2 COMPLIANCE WITH COVENANTS. TKOG and the Buyers shall have performed and observed in all material respects all covenants and agreements to be performed or observed by them under this Agreement at or before the Closing.

                  10.3 UPDATE CERTIFICATE. The Sellers shall have received a favorable certificate, dated the Closing Date, signed by the Buyers as to the matters set forth in Sections and .

                  10.4 LEGAL OPINION. The Sellers shall have received the favorable opinion of Kramer, Levin, Naftalis & Frankel, United States counsel to TKOG and the Buyers, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G-1 and the favorable opinions of Stikeman, Elliott, Canadian counsel to TKOG and the Buyers, dated the Closing Date, (i) substantially in the form attached hereto as EXHIBIT G-2; (ii) addressing the matters covered in the rulings to be obtained from the Canadian securities regulatory authorities in connection with the Canadian Buyer Shares and the Exchangeable Shares; and (iii) in respect of the Exchange Put Right Agreement in a bankruptcy context.

                  10.5 REGULATORY APPROVALS. All material approvals and consents of regulatory authorities required to carry out the transactions contemplated by this Agreement and the Voting, Exchange and Support Trust Agreement and the Buyer Share Conditions shall have been received. Without limiting the generality of the foregoing,

                      (a) All necessary orders shall have been obtained from all Canadian securities regulatory authorities in connection with the issuance of the Canadian Buyer Shares, the issuance of the Exchangeable Shares and all shares of Common Stock issuable upon exchange thereof or the exercise of the Exchange Put Right.

                      (b) all parties hereto shall have filed all such notices and information (if any) required under the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant thereto setting out that the Director under such statute is satisfied he would not have sufficient grounds on which to apply for an order in respect of the transactions contemplated hereby. The transactions contemplated hereby shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the transactions contemplated hereby, to the extent such allowance or approval is required, on terms and conditions satisfactory to the Sellers.

                  10.6 CONSENTS OF THIRD PARTIES TO CONTRACTS. All consents from third parties to any Contracts or from any governmental authority with respect to any license, approval, authorization, franchise or permit that are required to be listed in Section 4.4(a) of the Disclosure Schedule in order to avoid a misrepresentation under Section shall have been obtained in writing.

                  10.7 NO LITIGATION. No material litigation is pending, or to the best Knowledge of TKOG or the Buyers, threatened by any Person before any court or other tribunal which seeks to enjoin or question the validity of this Agreement or the transactions contemplated hereby, including without limitation the transactions contemplated by Section hereof, the Voting, Exchange and Support Trust Agreement and the Buyer Share Conditions.

                  10.8 NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any governmental or regulatory authority, except for applicable Canadian securities laws, regulations, policies and rules, that declares this Agreement invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or regulatory authority shall have been instituted or, to the best Knowledge of TKOG or the Buyers, threatened by any governmental or regulatory authority, or by any other Person, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, and which in any such case has a reasonable likelihood of success in the reasonable opinion of counsel to the Sellers.

                  10.9 OTHER AGREEMENTS. TKOG and Canadian Buyer shall have entered into the Voting, Exchange and Support Trust Agreement and the Company or a Company Subsidiary, as applicable, shall have entered into the Employment Agreements.

                  10.10 OTHER CLOSING MATTERS. The Sellers shall have received such other supporting information in confirmation of the representations, warranties, covenants and agreements of TKOG and the Buyers and the satisfaction of the conditions to the Sellers' obligations to close hereunder as the Sellers or their counsel may reasonably request.


                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

         This Agreement may be terminated:

         11.1 MUTUAL CONSENT. At any time prior to the Closing, by mutual consent of TKOG, the Buyers and the Sellers.

         11.2 TRANSACTION DATE. By TKOG, the Buyers or the Sellers if the Closing shall not have been consummated by June 30, 1998, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate.


                                   ARTICLE XII

                                 INDEMNIFICATION

         12.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The parties to this Agreement hereby agree that the exclusive remedy for any breach of a representation or warranty, covenant, or agreement shall be the indemnification provisions set out in this Article XII. The representations, warranties and covenants of the parties contained in this Agreement or any schedule, annex or certificate delivered pursuant hereto shall survive the Closing and continue in full force and effect (a) in the case of the representations and warranties of the Sellers, TKOG and the Buyers contained in Sections , , , , , 5.2, and 5.9 and in the Voting, Exchange and Support Trust Agreement until the expiration of the applicable statute of limitations with respect to the matter to which the claim relates, as such limitation period may be extended from time to time, (b) in the case of the representation and warranty of the Sellers contained in the last sentence of Section 4.5(b), until the earlier of (i) twelve calendar days after the date of filing of TKOG's Annual Report on Form 10-K for the year ended December 31, 1998 and (ii) April 12, 1999, (c) in the case of the representation and warranty of the Sellers contained in Section , until the first anniversary of the Closing Date, (d) in the case of the representations and warranties of the Sellers contained in Sections 4.1 and 4.2, forever thereafter; and (e) the covenants in Sections 7.8, 7.9 and 7.10 shall survive until the second January 1 after the last date on which any Seller or its permitted assignee holds any Exchangeable Shares. All other representations, warranties and covenants of the parties contained in this Agreement, any Schedule or any certificate delivered pursuant hereto shall survive until the second anniversary of the Closing Date. Each party hereto shall be entitled to rely on any such representation or warranty regardless of any inquiry or investigation made by on behalf of such party.


         12.2 INDEMNIFICATION BY THE SELLERS.

              (a) Subject to Sections 12.2(b) and , the Designated Sellers shall, jointly and severally, and the other Sellers shall, severally and not jointly, indemnify and hold harmless TKOG, the Buyers, the Company, the Company Subsidiaries and their respective directors, officers and employees (the "Indemnified Parties") from and against any Loss incurred or suffered by such Person as a result of, arising from or in connection with:

                  (i) a breach by a Seller of any representation or warranty made by such Seller in this Agreement or in any Schedule or certificate delivered pursuant hereto; and

                 (ii) a failure by a Seller to perform or comply with any covenant or agreement on the part of such Seller contained herein; and

                 (iii) the lease in respect of 600 North Pearl in Dallas, Texas, referred to in Section 4.11 of the Disclosure Schedule.

The amount paid pursuant to the preceding sentence shall be paid to the Buyers or, at the Buyers' election, to the Company and shall be the amount required to put the Buyers or the Company, as the case may be, in the position it would have been in had such representation, warranty, covenant or agreement not been breached. Any payment made by a Seller under this Section 12.2 shall be treated as a reduction in the aggregate consideration received by such Seller from Buyer pursuant to this Agreement.

              (b) Notwithstanding Section , the Sellers shall not have any obligation to indemnify Indemnified Parties from and against any Loss as a result of, arising from or in connection with clause (i) of Section : (i) until the Indemnified Parties have suffered aggregate Losses, by reason of all such breaches (excluding any such individual breaches or series of related breaches resulting in Losses of less than $U.S.10,000; provided, however, that all Losses for individual breaches or series of related breaches in excess of $U.S.10,000 shall be included) in excess of $U.S.95,000, provided that once the Indemnified Parties' aggregate Losses exceed $U.S.95,000, the Sellers shall indemnify the Indemnified Parties for all Losses in excess of $U.S.47,500; or (ii) to the extent the aggregate Losses the Indemnified Parties have suffered by reason of all such breaches of representations and warranties of the Sellers in this Agreement or in any Schedule or certificate delivered pursuant hereto exceed the Purchase Price (the "Cap"), in the absence of fraud or intentional misrepresentation, the Sellers will have no obligation to indemnify the Indemnified Parties from and against further Losses in excess of the Cap. For purposes of determining whether an event described in clause (i) of Section 12.2(a) has occurred, any requirement in any representation or warranty that an event or fact be material or have a Material Adverse Effect for such event or fact to constitute a misrepresentation or breach of such warranty shall be ignored.

              (c) Notwithstanding anything to the contrary contained in Section 12.2(b) or anywhere else in this Agreement, the Designated Sellers shall, jointly and severally, and the other Sellers shall, severally and not jointly, indemnify and hold harmless, the Indemnified Parties from and against any Loss incurred or suffered by such Person after the Closing Date as a result of, arising from or in connection with:

                  (i) any fraudulent acts or intentional misconduct, which occurred prior to the Closing Date, by any of the Sellers, the Company, any of the Company Subsidiaries or any of their respective employees against a third party; PROVIDED, HOWEVER, that this Section shall not apply to negligence; and PROVIDED FURTHER that any such claim must have been asserted by such third party prior to the second anniversary of the date hereof;

                   (ii) the failure of the Company or the Company Subsidiaries to collect the full amount of the Buyer's Accounts Receivable after a reasonable period of time, provided that the Company or the Company Subsidiaries have used reasonable efforts, consistent with past practice, to collect such accounts receivable; and

                   (iii) any claim, action or other proceeding commenced by any Seller against the Indemnified Parties challenging the validity of the distributions to the Sellers contemplated by Section .

                  (d)      WORK-IN-PROGRESS.

                  (i) The Designated Sellers, jointly and severally, and the other Sellers, severally and not jointly, hereby indemnify the Indemnified Parties against, and hold them harmless from, any failure to collect any amounts relating to any work-in-process of the Company and the Company Subsidiaries as set forth in the balance sheet in the Final May 31, 1998 Financial Statements (the "Closing Audit WIP") that remains uncollected after the second anniversary of the Closing Date (the "WIP Termination Date").

                  (ii) The Sellers' indemnification obligations under Section 12.2(d)(i) shall be limited to an amount equal to the Closing Audit WIP less $150,000 (the "Threshold WIP") and shall cease to have effect at such time as an amount equal to the Threshold WIP has been billed and collected in accordance with Section . If an amount equal to the Threshold WIP has not been billed and collected by the WIP Termination Date, the Sellers' indemnification obligations shall be satisfied by payment by the Sellers to the Buyers of an amount (the "WIP Shortfall") equal to the difference between the Threshold WIP and the amount of billed and collected Closing Audit WIP as at the WIP Termination Date, and such amount shall be deemed to be a reduction in each of the Sellers' proportionate amount of the Cash Purchase Price. Any amount due and owing pursuant to this Section shall first be satisfied by the payment to the Buyers of the WIP Holdback. If the WIP Shortfall exceeds the WIP Holdback, Sellers shall promptly pay to Buyers the amount of such difference in accordance with the provisions of this Section .

                  (iii) All amounts in respect of any work-in-process of the Company or the Company Subsidiaries that are billed after May 31, 1998 shall be deemed to be amounts billed in respect of the Closing Audit WIP, until the aggregate amount billed exceeds the Threshold WIP. All proceeds collected by the Company or the Company Subsidiaries after May 31, 1998 in respect of accounts receivable (other than the Sellers' Accounts Receivable and the Buyer's Accounts Receivable) shall, subject to Section 8.1(j), be deemed to be amounts collected in respect of the Closing Audit WIP, until the aggregate amount collected exceeds the Threshold WIP. Once the Threshold WIP has been billed and collected, the conditions for the release of the WIP Holdback shall be deemed to have been satisfied for the purposes of Section , and the Buyers shall notify the Account Trustee to this effect.

                  (iv) TKOG shall cause the Company to calculate the amount of billed and collected Closing Audit WIP, and to give notice of these amounts to the Account Trustee on behalf of the Sellers, on a quarterly basis and at the earlier of: (i) such time as an amount equal to the Threshold WIP has been billed and collected; and (ii) the WIP Termination Date.

                  (e) To the maximum extent permitted by law, each Seller hereby releases from any and all manner of claims, demands, causes of action, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, which such Seller has or may have for any period prior to the Closing, and any claim for attorneys' fees or costs incurred against any other Seller, TKOG or the Buyers, except for (i) claims against TKOG or the Buyers relating to their respective indemnification obligations hereunder or (ii) any employment-related claim.

                  (f) No Seller shall be liable to indemnify or hold harmless any Indemnified Party from or against any Loss incurred or suffered by such Indemnified Party as a result of, arising from, or in connection with any breach of representation, warranty, covenant or agreement on the part of any other Seller or Sellers contained in any Employment Agreement, including without limitation any covenants regarding non-competition.

                  (g) Notwithstanding anything to the contrary contained in this
Article XII, no Seller other than a Designated Seller shall be liable to indemnify or hold harmless any Indemnified Party for an aggregate amount in excess of each Seller's proportionate amount of the Purchase Price, and no Designated Seller shall be liable to indemnify or hold harmless any Indemnified Party for an aggregate amount in excess of each Designated Seller's proportionate amount of the Purchase Price, plus an amount equal to each Designated Sellers' proportionate amount (as amongst themselves) of U.S. $300,000.

                  12.3     INDEMNIFICATION BY TKOG AND THE BUYERS.

                  (a) TKOG and the Buyers shall jointly and severally indemnify and hold harmless each Seller from and against any Loss incurred or suffered by such Seller as a result of, arising from or in connection with:

                  (i) a breach by TKOG or the Buyers of any representation or warranty made by TKOG or the Buyers in this Agreement and the Voting, Exchange and Support Trust Agreement or in any Schedule or certificate delivered pursuant hereto or in the Voting, Exchange and Support Trust Agreement; and

                 (ii) a failure by TKOG or the Buyers to perform or comply with any covenant or agreement on the part of TKOG or the Buyers contained herein, including any covenant contained in Article VII, or in the Voting, Exchange and Support Trust Agreement.

                  (b) In connection with the Resale Registration Statement, the Sellers shall furnish, in writing, to TKOG such information as TKOG may reasonably request, including any and all information with respect to the distribution method intended to be used by any Seller.

TKOG shall indemnify and hold harmless, in the case of the Resale Registration Statement, each Seller from and against any Loss suffered or incurred by such Seller, as a result, of arising from, or in connection with any action or proceeding, whether commenced or threatened, pursuant to the Act that is based upon any untrue statement or alleged untrue statement of any material fact contained in the Resale Registration Statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that TKOG shall have no obligation to indemnify any Seller if any material misstatement or omission was corrected by TKOG and such corrected preliminary prospectus, final prospectus or prospectus summary or amendment or supplement thereto was delivered to such Seller and not delivered by such Seller to the purchaser of the Common Stock. TKOG shall reimburse each such Seller for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss. TKOG shall not be liable to indemnify or hold harmless any person pursuant to this Section 12.3(b) to the extent that any such Loss results or arises, is in connection with, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in the Resale Registration Statement or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to TKOG, in writing, by any Seller for purposes of inclusion therein. The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller and shall survive the transfer of the Common Stock by any such Seller (or his or her Holdco).

              12.4 ASSUMPTION OF DEFENSE. An indemnified party shall promptly give notice to each indemnifying party after obtaining Knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any litigation resulting from such claim; PROVIDED, HOWEVER, that failure promptly to give any such notice shall not affect the indemnification provided under this Article XII, except to the extent such indemnifying party shall have been prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim and pay any and all Losses that may result therefrom, or if the claim (i) is reasonably likely to result in imprisonment of the indemnified party, (ii) is reasonably likely to result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a material adverse effect on the indemnified party unrelated to the size of such penalty or fine, or (iii) is reasonably likely to result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair TKOG's or Canadian Buyer's right or ability to operate the Company. If an indemnifying party assumes the defense of such third party claim, such indemnifying party shall agree prior thereto in writing that it is liable under this Article XII to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim, shall conduct such defense diligently, shall have full and complete control over the conduct of such proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such proceeding; PROVIDED, HOWEVER, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the fees and expenses of one separate co-counsel for the indemnified party to the extent the indemnified party is advised by its counsel that either (x) the counsel the indemnifying party has selected has a conflict of interest or (y) there are legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party), and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or action.

              12.5 NON-ASSUMPTION OF DEFENSE. If no indemnifying party is permitted or elects to assume the defense of any such claim by a third party or litigation resulting therefrom, the indemnified party shall diligently defend against such claim or litigation in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or litigation, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

              12.6 INDEMNIFIED PARTY'S COOPERATION AS TO PROCEEDINGS. The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section , the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

              12.7 LIMITATION ON LOSSES. (a) The amount of any Loss incurred or suffered by any Indemnified Party, any Seller shall be net of: (i) any insurance proceeds received by such Person in connection with the breach, failure or other event which gave rise to such Loss; and (ii) any reduction in taxes payable by such Person as a result of the deductibility of such Loss against taxable income.

              (b) The amount of any Loss incurred or suffered by any Indemnified Party shall be increased by any Tax incurred or reasonably expected to be incurred as a result of or related to any such Loss, including without limitation any Tax related to the inclusion in gross income of insurance proceeds or a payment.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  13.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby. All expenses incurred by the Company for the benefit of the Sellers prior to May 31, 1998 shall be paid by the Company and all expenses incurred by the Company for the benefit of the Sellers after May 31, 1998 shall be paid out of the amounts held in the Trust Account prior to any distribution to the Sellers. TKOG and the Buyers shall pay all costs and expenses incurred by or on behalf of the Sellers in connection with the matters described in Section , including any and all reasonable fees, costs or expenses incurred by or on behalf of the Sellers in connection with:

                  (a) the advice and representation of the law firm of Stewart McKelvey Stirling Scales, or such other Nova Scotia counsel as may be retained by the Sellers, in connection with the transactions contemplated under this Agreement;

                  (b) the advice and representation of the law firm of Tory Tory DesLauriers & Binnington solely in respect of matters pertaining to the transactions contemplated by Section ;

                  (c) the incorporation of Holdcos for those Sellers who will receive and retain Canadian Buyer Shares; and

                  (d) the preparation and filing of annual tax and other corporate returns in respect of each Holdcos until the second December 31 after the Holdco no longer holds any Exchangeable Shares in an amount not to exceed $2,500 per year; PROVIDED, however, that Sellers shall indemnify the Indemnified Parties and any of their affiliates or agents for any Loss such Persons may suffer as a result of any inaccuracy in any information provided by Sellers in connection with such returns.

                  13.2 NON-SOLICITATION. From the date hereof until the Closing Date or the termination of this Agreement pursuant to Article XI hereof, none of the Sellers nor the Company (or its officers, directors, employees, agents or representatives) shall encourage, solicit, entertain or participate in an offer from, engage in discussions or otherwise negotiate with, or provide any information to, any party (other than TKOG, the Buyers and their respective officers, directors, employees, agents or representatives) with respect to the sale or merger of the Company or any Company Subsidiary or any sale or other transfer of their respective assets or capital stock.

                  13.3 ENTIRETY OF AGREEMENT. This Agreement (including the Disclosure Schedule and all other Schedules and Exhibits hereto), together with the other documents and certificates delivered hereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made.

                  13.4 NOTICES. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be given by: (a) personal service upon such other party; or (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, to the parties at the following addresses: if to TKOG or the Buyers, at the address and facsimile number set forth on the signature page of this Agreement; or if to the Sellers, at the address and facsimile number set forth on ANNEX A of this Agreement.

                  In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission, as applicable. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.

                  13.5 AMENDMENT. This Agreement may be modified or amended only by an instrument in writing, duly executed by all of the parties hereto.

                  13.6 WAIVER. No waiver by any party of any term, provision, covenant, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, covenant, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, covenant, representation or warranty (or of the breach of any other term, provision, covenant, representation or warranty) contained in this Agreement on the same or any other occasion.

                  13.7 COUNTERPARTS. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.

                  13.8 ASSIGNMENT; BINDING NATURE; NO BENEFICIARIES. This Agreement may not be assigned by any party hereto without the written consent of the other parties; PROVIDED, HOWEVER, that either of the Buyers may assign its rights hereunder to any affiliate of TKOG which assumes the obligations of such Buyer hereunder, but no such assignment shall relieve such Buyer or TKOG of any such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article XII, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

                  13.9 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

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                  13.10  GOVERNING LAW; CONSENT TO JURISDICTION.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Ontario applicable to contracts made and to be entirely performed therein. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario, (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum, and (iv) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section shall be deemed good, proper and effective service upon such party.

                  (b) Each Seller hereby irrevocably appoints and designates the law firm of Tory Tory DesLauriers & Binnington as his or her true and lawful agent and attorney for receipt of service of process in any action or proceeding brought by TKOG or the Buyers arising out of or relating to this Agreement, or the breach or alleged breach hereof. Such service may be effected in person on such firm or by registered or certified mail addressed to Suite 3000, Aetna Tower, P.O. Box 270, Toronto-Dominion Centre, 79 Wellington Street West, Toronto, Canada, M5K 1N2, Attention: Stephen J. Donovan and Peter A.M. Kalins.

                  13.11 CONSTRUCTION. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation", whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day and (vii) any reference to a party's "best efforts" or "reasonable efforts" shall not, except for the obligations of TKOG pursuant to
Section 7.5 to pay necessary filing fees and reasonable professional fees in connection with the filing of the Resale Registration Statement, include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its affiliates of any conditions reasonably considered by such party to be materially burdensome to such party or its affiliates.

                  13.12 NEGOTIATED AGREEMENT. Each of TKOG, the Buyers and the Sellers acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives were the drafters of any such provisions.

                  13.13 PUBLIC ANNOUNCEMENTS. Each of the parties agrees that such party shall not

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make any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of the parties hereto; PROVIDED, HOWEVER, that TKOG, the Company or the Sellers may describe this Agreement and the transactions contemplated hereby in any press release such party is required to make under applicable laws, rules or regulations.

                  13.14 REMEDIES CUMULATIVE. The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

                  The parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


Address:                                       THE KROLL-O'GARA COMPANY
9113 LeSaint Drive
Fairfield, Ohio  45014                         By_______________________________
Attention:  Abram S. Gordon, Esq.                Name:  Abram S. Gordon
Facsimile No.:  (513) 874-1262                   Title:  Vice President


Address:                                       THE KROLL-O'GARA CANADA COMPANY
9113 LeSaint Drive
Fairfield, Ohio  45014                         By_______________________________
Attention:  Abram S. Gordon, Esq.                Name:  Abram S. Gordon
Facsimile No.:  (513) 874-1262                   Title:  Vice President

with a copy to:
Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, New York  10022
Attention:  Peter S. Kolevzon, Esq.
Facsimile No.: (212) 715-8000

Address:                                       KROLL ASSOCIATES, INC.
900 Third Avenue
New York, New York  10022                      By_______________________________
Attention: Michael G. Cherkasky                  Name:  Abram S. Gordon
Facsimile No.: (212) 308-0951                    Title:  Vice President

No. of U.S. Holding Shares:_______
No. of Class A Company Shares:_______
No. of Class B Company Shares: _______
Seller Percentage:_______%
Shareholder Loan Amount: $_________




[ADDITIONAL SIGNATURE BLOCKS LIKE THE ABOVE TO BE REPLICATED FOR EACH SELLER.]